SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

• The Virtual Learning Company, Inc.

(Name of Small Business Issuer in its Charter)

Nevada	8299	26-4012225
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

___________________

The Virtual Learning Company, Inc.

60 Knolls Crescent, Suite 9M

Bronx, New York 10463

(973) 768-4181

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

The Virtual Learning Company, Inc.

60 Knolls Crescent, Suite 9M

Bronx, New York 10463

(973) 768-4181

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Roger L. Fidler, Esq.

145 Highview Terrace

Hawthorne, New Jersey 07506

Telephone No.: (973) 949-4193

Facsimile No.: (973) 949-4196

Approximate Date of Proposed Sale to the Public:

As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following	[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
1
Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company ☒ (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	1,000,000	$0.50	$500,000	$27.91

1.	Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated ____________, 2011

The Virtual Learning Company, Inc.

1,000,000 Shares of Common Stock at $0.50 per share

The Virtual Learning Company, Inc.

60 Knolls Crescent, Suite 9M

Bronx, New York 10463

(973) 768-4181

MARKET FOR THE SHARES

This is the initial public offering of common stock of The Virtual Learning Company, Inc. (“Virtual”, the “Company”, “we”, “us” or in the possessive “our”). Before this offering, there has been no public market for our common stock and our common stock is not listed on any stock exchange or on the over-the-counter market. This distribution of our common shares is the first public distribution of our shares. It is our intention to seek a market maker to publish quotations for our shares on the OTC Electronic Bulletin Board (“Bulletin Board”). _________________ has agreed to be our primary market maker on the Bulletin Board. We can provide no assurance to you that a public market for our shares will develop and if so, what the market price of our shares may be. The shares will be offered at $0.50 per share by the Company on a best efforts basis. There is no minimum amount needed to close this offering.

Underwriting

Number of Discounts & Proceeds to the

Shares Offering Price Commissions Company

1,000,000 $0.50 $0.00 $500,000.00

The securities offered in this Prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Questions and Answers about the Offering

Summary of Prospectus

Summary Financial Data

Risk Factors

Plan of Distribution

Determination of Offering Price

Use of Proceeds

Dilution

Description of Business

Competition

Management’s Discussion and Analysis

Plan of Operation

Results of Operations

Off-Balance Sheet Arrangements

Management

Executive Compensation

Certain Relationships and Related Party Transactions

Security Ownership of Certain Beneficial Owners and Management

Plan of Distribution

Shares Eligible for Future Sale

Description of Securities

Interest of Named Experts and Counsel

Transfer Agent

Legal Matters

Experts

Description of Property

Litigation

Where You Can Find More Information

Financial Statements

Notes to the Financial Statements

5 5 7 8 26 27 27 28 28 40 43 44 51 54 55 56 56 57 58 61 62 62 62 62 62 63 63 64 69 75

Questions And Answers About The Offering

Q: How Many Virtual Shares Will I Receive?

A: Virtual will issue to you one (1) share of our common stock for each fifty (50) cents that you choose to invest. Fractional shares will not be issued.

Q: What Are Shares Of Virtual Worth?

A: The value of our shares will be determined by their trading price after the offering. We do not know what the trading price will be and we can provide no assurances as to value or even if the shares will trade at all.

Q: What Will Virtual do After The Offering?

A: The Company’s business will not change as a result of this transaction. We are currently a development stage enterprise.

Q: Will Virtual Shares Be Listed On a National Stock Exchange Or The NASDAQ Stock Market?

A: Our shares will not be listed on any national stock exchange or the NASDAQ Stock Market. It is our hope that the shares will be quoted by one or more market makers on the Bulletin Board.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “Virtual Learning” and “Company” are to The Virtual Learning Company, Inc.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Virtual was formed as a Nevada corporation on January 6, 2009. Virtual Learning is a subscription-based, software-as-a-service provider of education products. The Company provides standards-based instruction, practice and assessments that improve the performance of students via proprietary web-based platforms through any one of our several websites on the World Wide Web with the URL www.mathisbasic.com; www.learningisbasic.com ;

www.eschoolroom.com; and www.educationisbasic.com.  All of these web sites feed into the Company’s sole consolidated content providing web site www.learningisbasic.com.

Virtual Learning is also a producer and distributor of computer software and video educational materials on CD and DVD formatted disks which will be available through various distributors and our websites either as a download or in boxed format We have combined rigorous content in math with interactive features and games that engage students, reinforce and reward learning achievement.

We are a development stage company and have not yet commenced business operations or generated any revenues.  We have been issued a "substantial doubt" going concern opinion from our auditors and our only assets are our cash, property and equipment, and capitalized curriculum development costs, at March 31, 2011, consisting of approximately $15,329, $3,009 and $277,000..

Virtual Learning’s principal place of business and corporate offices are located at 60 Knolls Crescent, Suite 9M, Bronx, NY 10463.  Our telephone number is (973) 768-4181 and our registered agent for service of process is Marilyn Radloff, 115 Taurus Circle, Reno, NV 89511.  Our fiscal year end is December 31.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  To date, Virtual Learning’ cash-based operations have been funded by the issuance of 10,000,000 shares of common stock for $10,000 or $.001 per share to Thomas P. Monahan (President and majority shareholder) and the issuance of an additional 100,000 shares of common stock for an aggregate price of $20,000 or $.20 per share to an unrelated party.

In addition, Mr. Monahan loaned Virtual Learning cash of $16,000, charged Virtual Learning costs and expenses of $8,540 on a personal credit card, and contributed computer equipment at a stated value of $3,000. As of March 31, 2011, Mr. Monahan has charged Virtual Learning costs and expenses of an additional $902. As of December 31, 2010, $25,900 of these amounts have been repaid.

This is our initial public offering.  We are registering a total of 1,000,000 shares of our common stock, all for sale by the Company  All of the shares being registered for sale by the Company will be sold at a price per share of $0.50 for the duration of the Offering.  We cannot guarantee that our shares will ever be quoted on the OTCBB, or if quoted, that a market will develop.  Additionally, our stock will be subject to ‘penny stock’ rules, as described more fully in the Risk Factors section, below.

We will be selling all of the 1,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Offering

Securiti

1,000,000 shares of common stock which we are offering.  This offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share

All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.50 for the duration of the offering.

Securities Issued and Registration Costs

15,350,000 shares of common stock are issued and outstanding before the Offering and 16,350,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if 50% or 75% of the shares being offered are sold, there will be 15,850,000 or 16,100,000 shares outstanding, respectively.

We estimate our total offering registration costs to be $20,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 61.16% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 63.15% or 64.16%, respectively.

Summary Financial Information

The following table summarizes selected financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus as well as the information under “Management’s Discussion and Analysis or Plan of Operations”.

The financial statement data as of and for the fiscal year ended December 31, 2010, from inception (January 6, 2009) through December 31, 2009, and from inception (January 6, 2009) through December 31, 2010 has been derived from our audited financial statements which are included elsewhere in this prospectus.

7 Summary of Statements of Operations Data

	For the year ended December 31, 2010		From inception (January 6, 2009) to December 31, 2009	Totals from inception (January 6, 2009) through December 31, 2010
Sales	$ -0-		$ -0-	$ -0-
Total operating expenses	$ 129,236		$ 680,672	$ 809,908
Net loss	$ (129,236)		$ (680,672)	$ (809,908)

	For the three months ended	For the three months ended	From inception (January 6, 2009) to
	March 31, 2011	March 31, 2010	March 31, 2009	March 31, 2011
Sales	$ -0-	$ -0-	$ -0-	$ -0-
Total operating expenses	4,296	121,956	680,000	814,204
Net loss	$ (4,296)	$(121,956)	$ (680,000)	$(814,204)
	9 March 31, 2011 Unaudited	As of December 31, 2010	As of December 31, 2009

Summary of Balance Sheets Data
TOTAL CURRENT ASSETS	$ 15,329	$ 18,573	$ 22,028
TOTAL ASSETS	$ 295,338	$ 295,732	$ 176,728
TOTAL LIABILITIES	$ 2,542	$ 1,640	$ 15,400
TOTAL STOCKHOLDERS' EQUITY	$ 292,796	$ 294,092	$ 161,328
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 295,338	$ 295,732	$ 176,728

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Added Costs Due to Being a Public Company.

There is a substantial increase of costs to the Company as a result of being Public. These costs include, but are not limited to the cost of conducting a yearly audit of the financial condition and quarterly reviews of the Company and such costs can be in excess of $50,000 yearly. In addition, there can be additional legal costs associated with preparing all necessary filings with the Securities and Exchange Commission or other regulatory body, if the Company is not subject to the reporting requirements of section 13 or 15(d) of the Securities Act. There are also assorted other additional costs to the Company for being Public. As a result of all of these additional costs, the Company is likely to be less profitable, if it becomes profitable, if it does not generate enough revenue, when and if commences producing revenue, to cover the additional costs.

Current Economic Conditions May Impact Our Commercial Success and Ability to Obtain Financing.

The current economic conditions could have a serious impact on the ability of the Company to achieve viability. Due to the decrease in overall spending, there is a possibility that spending on educational software and related services may decrease for the foreseeable future, resulting in less potential economic activity for the Company. Since we are a very small operation, we may not be able to create sufficient sales to sustain ourselves. In addition, due to the severe difficulty in obtaining credit in the current economic crisis, we may have trouble seeking out and locating additional funds or require financing of our operations.

If we fail to develop subscriber relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop subscriber relationships. We cannot guarantee that subscribers will be found; that any such relationships will be successful when they are in place, or that business with the subscribers will increase. Failure to develop such relationships could have a material adverse effect on our business, results of operations, and financial condition.

Effect of Governmental Regulations: Compliance with Environmental Laws

We do not believe that we are subject to any material government or industry regulations.

The recent ongoing adoption of online learning in established education markets makes it difficult for us to evaluate our current and future business prospects for sales to school systems. If web-based education fails to achieve widespread acceptance by students, parents, teachers, schools and other institutions, our growth and profitability may suffer.

The use of online learning technology is a relatively new approach in the traditional K-12 education testing and assessment markets. There can be no assurance that our online products and services will achieve success in the K-12 or postsecondary education markets. Our success depends in part upon the adoption by students, teachers, and school districts of technology-based education initiatives. Some academicians and educators oppose online education in principle and have expressed concerns regarding the perceived loss of control over the education process that can result from offering content online. As a necessary corollary to the acceptance of web-based education in the classroom, our growth depends in part on parental acceptance of the role of technology in education and the availability of internet access in the home. If the acceptance of technology-based education does not continue to increase, our ability to continue to grow our business could be materially impaired.

Our revenue will be primarily generated by sales of subscriptions to our website over the term of the subscription. Our subscriber renewal rates are difficult to predict and declines in sales of our products or subscriber renewal rates may materially adversely affect our business and results of operations.

We anticipate that revenue from subscription sales will account for a substantial majority of our revenue for the next few years. The average subscription period for our products is expected to be 12 months. Additionally, promotional incentives, such as complimentary months of service, will be offered periodically to new subscribers, resulting in a subscription term longer than one year. Our subscribers will not obligated to renew their subscriptions at the end of the term, nor will they be required to pay any penalties if they fail to renew their subscriptions. As a result, our subscribers have no obligation to renew their subscriptions after the expiration of their initial subscription period. We will begin the renewal process approximately two months prior to a subscription ending. Sales of our products or services or our subscriber renewal rates may decline or fluctuate as a result of a number of factors, including decreased demand, adverse regulatory actions, pricing pressures, competitive factors or any other reason. These and other factors that have affected our product sales or subscriber renewal rates in the past are not predictive of the future, and, as a result, we cannot accurately predict subscriber renewal rates. If planned sales to new subscribers do not materialize or our subscribers do not renew their subscriptions at anticipated previous levels, our revenue, when and if such revenue generation commences, may decline, which would negatively impact our business, financial condition, results of operations and cash flow.

Our business is expected to be subject to seasonal fluctuations, which may cause our cash flow to fluctuate from quarter-to-quarter and materially adversely impact the market price of our common stock.

Our cash flow may fluctuate as a result of seasonal variations in our anticipated business, principally due to:

•	our subscribers’ spending patterns, which we expect to relate to typical gift giving holidays and the start of the academic year

•	the timing of expirations and renewals of subscriptions;

•	the timing of special promotions and discounts, including additional free months of subscriptions

It is expected that a significant percentage of our new sales and subscription renewals will occur in the second and fourth quarters because parents make purchases related to the new academic year. The fourth calendar quarter may produce the second highest level of sales and renewals, relating to holidays which are occasions for gift giving. Because payment in full for subscriptions is typically due at the time of subscription or renewal, and our operating expense, of which labor and sales commissions make up the largest portion, will be been fairly consistent throughout the year, we typically expect higher cash flow in the quarters with stronger sales and renewals. We do. however, expect quarterly fluctuations in cash flow.

System disruptions, vulnerability from security risks to our networks, databases and online applications and an inability to expand and upgrade our systems in a timely manner to meet unexpected increases in demand could damage our reputation, impact our ability to generate revenue and limit our ability to attract and retain subscribers.

The performance and reliability of our technology infrastructure is critical to our business. Any failure to maintain satisfactory online product performance, reliability, security, or availability of our web platform infrastructure may significantly reduce subscriber satisfaction and damage our reputation, which would negatively impact our ability to attract new subscribers and obtain subscriber renewals. The risks associated with our web platform include:

•

breakdowns or system failures resulting in a prolonged shutdown of our servers, including failures attributable to power shutdowns or attempts to gain unauthorized access to our systems, which may cause loss or corruption of data or malfunction of software or hardware;

•	breakdowns or system failures resulting from the release of new features or functionality, which may cause unintended malfunctions of software or hardware;

•	human error by systems engineers, programmers, other internal staff, and other vendor staff; performance issues, such as low response time or bugs, that detract from the user experience;

•	increased complexity or more difficult navigation resulting from implementation of new features and functionality, that detract from the user experience;

•	disruption or failure in our Web Host provider, which would make it difficult or impossible for students to log on to our websites;

•	damage from fire, flood, tornado, power loss, or telecommunications failures;

•	Infiltration by hackers or other unauthorized persons; and

•	any infection by or spread of computer viruses.

In addition, increases in the volume of traffic on our websites could strain the capacity of our Web Host’s existing infrastructure, which could lead to slower response times or system failures. This would cause a disruption or suspension of our product and service offerings. Any web platform interruption or inadequacy that causes performance issues or interruptions in the availability of our websites could reduce subscriber satisfaction and result in a reduction in the number of subscribers using our products and services. If sustained or repeated, these performance issues could reduce the attractiveness of our websites and products and services.

We may need to incur additional costs to Web Host’s systems in order to accommodate system disruptions, security risks, and increased demand if we anticipate that our systems cannot handle higher volumes of traffic in the future. We may also need to upgrade our web platform and systems as new technologies become available that we are required to implement in order to keep our infrastructure up-to-date and product offerings relevant. We may be forced to make upgrades in response to new competitors or significant improvements to existing competitors’ web platforms and system capabilities. However, the costs and complexities involved in expanding and upgrading our systems may prevent us from doing so in a timely manner and may prevent us from adequately meeting the demand placed on our systems.

We are subject to laws and regulations as a result of our collection and use of personal information, particularly from our K-12 student users, and any violations of such laws or regulations, or any breach, theft or loss of such information, could materially adversely affect our reputation and operations and expose us to costly litigation.

We anticipate that the vast majority of our product users will be minors. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. Many states have also passed laws requiring notification to users when there is a security breach of personal data. Additionally, the Family Educational Rights and Privacy Act, or FERPA, protects the privacy and restricts the disclosure of student information, and we must remain FERPA-compliant through security policies, processes, systems, and controls, including using software that detects hackers and other unauthorized or illegal activities. We cannot predict whether new technological developments could circumvent these security measures. If the security measures that we use to protect personal or student information or credit card information are ineffective, we may be subject to liability, including claims for invasion of privacy, impersonation, unauthorized purchases with credit card information or other similar claims. In addition, the Federal Trade Commission and several states have investigated the use of personal information by certain internet companies. We could incur significant expense and our business could be materially adversely affected if new regulations regarding use of personal information are introduced, if our security measures are ineffective or if our privacy practices are investigated.

We may not be able to develop new products and services or expand our existing product lines in a timely and cost effective manner.

Each of our products are created from state standards for a particular grade level and subject in the K-12 market for math subjects. With these standards continually changing, as well as the updating of our current learning products, our product and content development teams may not be able to respond to changing market requirements on a timely basis. If we are not able to generate sufficient new revenue to exceed the incremental costs associated with developing and delivering new products and entering new markets, our results of operations may be materially and adversely affected. Furthermore, we may be unable to develop and offer additional products and services on commercially reasonable terms and in a timely manner or maintain the quality and consistency necessary to keep pace with changes in market requirements and respond to competitive pressures. A failure to do any of these things may result in a material decline in our revenue and may prevent us from achieving profitability.

If we are unable to develop, maintain and enhance our brand identity, our business and results of operations may suffer.

The initial development and continued development of our brand identity is important to our business, and expanding brand awareness is critical to attracting and retaining our subscribers. Potential subscribers may not be aware of the relationship of our brands with one and another, particularly “Learning is Basic” serving as an umbrella for each of our product lines. If and when we begin to obtain subscriptions and extend our geographic reach, maintaining quality and consistency across all of our products and services may become more difficult to achieve, and any significant and well-publicized failure to maintain this quality and consistency will have a detrimental effect on our brands. We cannot provide assurances that our sales and marketing efforts will be successful in promoting our brands in a competitive and cost-effective manner. If we are unable to create, maintain and enhance our brand recognition and awareness of our products and services, or if we incur excessive sales and marketing expense, our business and results of operations could be materially and adversely affected.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our sales and marketing expenditures in recruiting subscribers.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our sales efforts, including our ability to:

•	Obtain any subscribers and if obtained retain the then existing subscribers and sell them additional products and services

•	Develop and then enhance “word-of-mouth” subscriber referrals

•	Obtain sales personnel and, once obtained, retain our most productive sales managers and staff

•	Compete effectively against larger competitors to secure sales.

In addition, our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to:

•	create awareness of our brands

•	select the right market, media and specific media vehicles in which to advertise

•	identify the most effective and efficient level of spending in each market, media and specific media vehicle

•	provide timely and appropriate sales collateral to assist the sales team

•	determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures

•	determine the most appropriate pricing models and simple quote generator for subscribers and sales reps

•	effectively manage marketing costs, including creative and media expense, in order to maintain acceptable subscriber acquisition costs

•	keep the website navigation and messaging simple and relevant to subscribers;

•	generate leads for sales, including obtaining subscriber lists in a cost-effective manner

•	drive traffic to our website

•	convert subscriber inquiries into actual orders.

Our planned sales and marketing efforts and expenditures may not result in increased revenue or generate sufficient levels of product and brand awareness, and we may not be able to increase our net sales at the same rate as we increase our sales and marketing efforts and expenditures.

If our products or services contain errors, new product releases could be delayed or our services could be disrupted. As a result, our subscribers may choose not to renew their subscriptions and our business could be materially adversely affected.

If our products or services contain defects, errors or security vulnerabilities, our reputation could be harmed, which could result in significant costs to us and impair our ability to sell our products and services in the future. Because our products and services are complex and because we do not “pre-launch” any of our products or upgrades to any third parties prior to the official launch, they may contain undetected errors or defects, known as bugs. Bugs can be detected at any point in time, but are more common when a new product or service is introduced or when new versions are released. We expect that, despite our testing, errors will be found in the future. If an error occurs, our product and service offerings may be disrupted, causing delays or interruptions. Significant errors, delays, or disruptions could lead to:

•	decreases in subscriber satisfaction with and loyalty toward our products and services;

•	delays in or loss of market acceptance of our products and services;

•	diversion of our resources;

•	a lower rate of subscription renewals or upgrades;

•	injury to our reputation;

•	rebates or refunds of subscription fees;

•	increased service expense or payment of damages; or

•	increased competitive focus on our existing and prospective subscriber base.

If we are unable to adapt our products and services to technological changes, the emergence of new computing devices or to more sophisticated online services, we may lose market share and revenue, and our business could suffer.

We need to anticipate, develop, and introduce new products, services, and applications on a timely and cost effective basis that keeps pace with technological developments and changing subscriber needs. For example, the number of individuals who access the internet through devices other than a personal computer, such as personal digital assistants, mobile telephones, televisions and set-top box devices, has increased dramatically and this trend is likely to continue. Our products and services were designed for internet use on desktop and laptop computers. The lower resolution, functionality, and memory associated with alternative devices currently available may make the use of our products and services through such devices difficult. We have no experience to date in operating versions of our products and services developed or optimized for users of alternative devices. Accordingly, it is difficult to predict the problems we may encounter in developing versions of our products and services for use on these alternative devices, and we may need to devote significant resources to the creation, support, and maintenance of such versions. If we fail to develop or sell products and services cost effectively that respond to these or other technological developments and changing subscriber needs, we may lose market share and revenue and our business could materially suffer.

Protection of our intellectual property is limited, and any misuse of our intellectual property by others, including software piracy, could harm our business, reputation, and competitive position.

Our trademarks, copyrights, trade secrets, and designs are valuable and integral to our success and competitive position. However, we cannot assure you that we will be able to adequately protect our proprietary rights through reliance on a combination of copyrights, trademarks, trade secrets, confidentiality procedures, contractual provisions, and technical measures. Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal questions. We cannot completely prevent the unauthorized use or infringement of our intellectual property rights as such prevention is inherently difficult. Despite enforcement efforts against software piracy, we may lose significant revenue due to illegal use of our software in the event that we develop significant revenue. If piracy activities increase, they may further harm our future business, if any develops.

We also expect that the more successful we are, the more likely that competitors will try to illegally use our proprietary information and develop products that are similar to ours, which may infringe on our proprietary rights. In addition, we could potentially lose future trade secret protection for our source code if any unauthorized disclosure of such code occurs. The loss of future trade secret protection could make it easier for third parties to compete with our products by copying the basic functionality. Any changes in or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, revenue, reputation and competitive position could be materially adversely affected.

We may be sued for infringing the intellectual property rights of others and such actions would be costly to defend, could require us to pay damages or enter into royalty or license agreements with third parties and could limit our ability or increase our costs to use certain content or technologies in the future.

We may be sued for infringing the intellectual property rights of others or be subject to litigation based on allegations of infringement or other violations of intellectual property rights. Regardless of merits, intellectual property claims are often time-consuming and expensive to litigate and settle. In addition, to the extent claims against us are successful, we may have to pay substantive monetary damages or discontinue any of our products, services or practices that are found to be in violation of another party’s rights. We also may have to seek a license and make royalty payments to continue offering our products and services or following such practices, which may significantly increase our operating expense.

The confidentiality, non-disclosure and other agreements we use to protect our products, trade secrets, and proprietary information may prove unenforceable or inadequate.

We intend to protect our products, trade secrets and proprietary information, in part, by requiring all of our employees and consultants to enter into agreements providing for the maintenance of confidentiality and the assignment of rights to inventions made by them while employed by us. We will also enter into non-disclosure agreements with our technical consultants, vendors, and resellers to protect our confidential and proprietary information. We cannot assure you that our confidentiality agreements with our employees, consultants and other third parties will not be breached, that we will be able to effectively enforce these agreements, that we will have adequate remedies for any breach, or that our trade secrets and other proprietary information will not be disclosed or will otherwise be protected.

We have not registered copyrights for all of our products, which may limit our ability to enforce them.

We have not registered or copyrighted all of our software, written materials, website information, designs, or other copyrightable works. The U.S. Copyright Act automatically protects all of our copyrightable works, but without registration, we cannot enforce those copyrights against infringers or seek certain statutory remedies for any such infringement. Preventing others from copying our products, written materials and other copyrightable works is important to our overall success in the marketplace. In the event we decide to enforce any of our copyrights against infringers, we will first be required to register the relevant copyrights, and we cannot be sure that all of the material for which we seek copyright registration would be registered in whole or in part, or that once registered, we would be successful in bringing a copyright claim against any such infringers.

We must monitor and protect our internet domain names to preserve their value. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe on or otherwise decrease the value of our trademarks.

We own several domain names that include the terms Learning and Basic among others. Third parties may acquire substantially similar domain names that may decrease the value of our domain names and trademarks and other proprietary rights, and this may hurt our business. Moreover, the regulation of domain names in the United States and foreign countries is subject to change. Governing bodies could appoint additional domain name registrars or modify the requirements for holding domain names. Governing bodies could also establish additional “top-level” domains, which are the portion of the web address that appears to the right of the “dot,” such as “com,” “net,” “gov” or “org.” As a result, we may not maintain exclusive rights to all potentially relevant domain names in the United States or in other countries in which we conduct business, which could harm our business and reputation.

We do not own all of the software, content and other technologies used in our products and services.

Some of our products and services include intellectual property owned by third parties. From time to time, we may be required to renegotiate with these third parties or negotiate with new third parties to include or continue using their technology or content in our existing products, in new versions of our existing products or in wholly new products. We may not be able to negotiate or renegotiate licenses on commercially reasonable terms, or at all, and the third-party software we use may not be appropriately supported, maintained, or enhanced by the licensors. If we are unable to obtain the rights necessary to use or continue to use third-party technology or content in our products and services, or if those third parties are unable to support, maintain and enhance their software, we could experience increased costs or delays or reductions in product releases and functionality until equivalent software or content can be developed, identified, licensed and integrated.

As a start-up or development stage enterprise, an investment in our company is considered a high-risk investment whereby you could lose your entire investment.

We have not commenced operations and, therefore, we are considered a “start-up” or “development stage enterprise” company. We have limited experience selling educational software. We may incur significant expenses in order to implement our business plan. As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

Our Board of Directors does not contain any independent directors.

Our board is composed of one member, Thomas Monahan, our sole officer and director. Thus, the Board member is not an “independent” director, based on the independence criteria set forth in the corporate governance listing standards of the NASDAQ Stock Market. The NASDAQ is the exchange that we selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a)(1) of Regulation S-K. An independent director means a person who is not an employee (or a relative of an employee), who has no material business relationship with the company, and also is not a significant owner of the company’s shares. Due to our small size the Company does not presently have a separately designated audit committee, compensation committee, or nominating committee.

We have a history of no revenue and no income and recent losses since our inception that may continue and cause investors to lose their entire investment.

Virtual was formed on January 6, 2009, and it has cumulative net losses amounting to $680,672 from Inception to December 31, 2009, losses amounting to $129,236 for the year ended December 31, 2010 and losses amounting to $4,296 for the three months ending March 31, 2011.

Because of these conditions, we will require additional working capital to develop our business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations. If we are forced to cease operations, investors will lose the entire amount of their investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated April 15, 2011, our independent auditors stated that our financial statements for the year ended December 31, 2009 and 2010 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources. These include obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions. In light of our financial position, and the current global credit crisis, we may be unable to raise working capital sufficient to continue to fund the operations of the business. If we are unable to continue as a going concern, you may lose your entire investment. Our management has currently been advancing funds to the Company to help sustain its operations on a non-interest bearing and unsecured basis. Given the difficult current economic environment, we believe that it will be difficult to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available. In addition, the going concern explanatory paragraph included in our auditor’s report on our financial statements could inhibit our ability to enter into strategic alliances or other collaborations or our ability to raise additional financing. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations and/or seek bankruptcy protection. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences, or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.

The loss of Thomas Monahan, our President, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Thomas Monahan, our President. He is 63 years old. The loss of services of Mr. Monahan will disrupt, if not stop, our operations. In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff. Our inability to recruit and retain such individuals may delay implementing and conducting our business on the internet, and or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced. There is no assurance that personnel of the caliber that we require will be available.

We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may be negatively affected.

There is no assurance that our operations will initiate a successful profitable enterprise. Due to our limited operating history as well as the recent emergence of the market addressed by us, we have neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating revenues and expenses. We expect to incur losses during the next 12 months of operations or possibly for a longer period of time. We are also likely to experience significant fluctuations in quarterly operating results caused by many factors, including the rate of growth, usage and acceptance of the Internet, changes in the demand for the our products and services, introductions or enhancements of products and services by us and our competitors, delays in the introduction or enhancement of products and services by us or our competitors, subscriber order deferrals in anticipation of new products, changes in our pricing policies or those of our competitors and suppliers, changes in the distribution channels through which products are purchased, our ability to anticipate and effectively adapt to developing markets and rapidly changing technologies, our ability to attract, retain and motivate qualified personnel, changes in the mix of products and services sold, changes in foreign currency exchange rates and changes in general economic conditions. We are attempting to expand our channels of supply and distribution. There also may be other factors that significantly affect our quarterly results that are difficult to predict given our limited operating history, such as seasonality and the timing of receipt and delivery of orders within a fiscal quarter. As a retail business, we expect to operate with little or no backlog. As a result, quarterly sales and operating results depend generally on the volume and timing of orders and the ability of the Company to fulfill orders received within the quarter, All of these factors can be difficult to forecast. Our expense levels are based in part on our expectations as to future orders and sales, which, given our limited operating history, are also extremely difficult to predict. Our expense levels are, to a certain extent fixed, and it will be difficult for us to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in demand for our products and services in relation to our expectations would have an immediate adverse impact on our business, results of operations and financial condition, and could be material. Due to all of the foregoing factors, we believe that our quarterly operating results are likely to vary significantly in the future. In some future quarter our operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be materially adversely affected.

We plan to use any revenues received to further develop and advance our range of educational products, and to increase our sales and marketing. Many of the expenses associated with these activities (for example, costs associated with hiring professional programmers) are relatively fixed in the short-term. We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls. If so, our operational results will suffer.

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability, it will be difficult for you to evaluate an investment in our stock, and you may lose your entire investment.

We were initially formed in January 2009. We have a limited operating history. The market for our products sold through the Internet has not begun to develop and will be rapidly evolving when marketing of our products on the internet commences. If our website is inactive, we may experience limited sales. Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market. In order to be successful, we must, among other things, attract, retain and motivate qualified subscribers to view our website, successfully implement our Internet marketing programs, respond to competitive developments and successfully expand our internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system. There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that it will be able to operate profitably if or when operations commence. You may lose your entire investment due to our lack of experience.

Our industry is highly competitive and we may not have the resources to compete effectively and be profitable, and as a result, you may lose your entire investment.

The markets for our products and services are new and intensely competitive. We expect competition to persist, increase, and intensify in the future as the markets for our products and services continue to develop and as additional companies enter each of its markets. We are aware of a few major retailers as well as smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete with our products and services. Numerous product offerings and services that compete with those of ours can be expected in the near future. Intense price competition may develop in our markets. We face competition in the overall Internet market, as well as in each of the market segments where our products and services compete. We have multiple competitors for each of our products and services. Many of our current and potential competitors in each of its markets have longer operating histories and significantly greater financial, technical, and marketing resources, name recognition and a more developed subscriber base. We do not believe our markets will support the increasing number of competitors and their products and services. In the past, a number of product markets have become dominated by one or a small number of suppliers, and a small number of suppliers or even a single supplier may dominate one or more of our market segments. There can be no assurance that we will be able to compete effectively with current and future competitors.

Our future success depends upon successful sale of our products through electronic market media, and if we do not successfully achieve significant market acceptance and usage of our products, such failure would materially adversely affect our business.

Many of our products and services are intended to be introduced for sale through electronic market media. Our success will depend largely upon the success of these and future products and services, and marketing presentation enhancements. Failure of these products and services or enhancements to achieve significant market acceptance and usage would materially adversely affect our results of operations and financial condition. If we are unable to successfully market our products and services, develop new products, services, and enhancements, complete products and services currently under development, or if such new products and services or enhancements do not achieve market acceptance, our business, results of operations and financial condition would be materially adversely affected. The market for our products and services is characterized by rapid technological change, changing subscriber needs, frequent new product introductions, and evolving industry standards.  These market characteristics are exacerbated by the emerging nature of the Internet market and the fact that many companies are expected to introduce new products through the Internet in the near future.  Our future success will depend in significant part on our ability to continually and on a timely basis introduce new products, services, and technologies and to continue to improve our products and services in response to both evolving demands of the marketplace and competitive product offerings. As a result, demand for and market acceptance of new products or services is subject to a high level of uncertainty, risk, and competition. These pressures may force us to incur significant expenditures to become and remain competitive in these marketplaces, and, if we fail to appropriately address these pressures, our business, financial condition, and prospects could be materially adversely affected.

Our limited experience in implementing and conducting internet based commerce may impair our ability to grow and adversely affect our prospects.

Our growth depends to a significant degree upon the development of our Internet/Direct Commerce business. If our website is inactive, we may experience limited sales. We have limited experience in the businesses comprising our Internet/Direct Commerce business. In order for our Internet/Direct Commerce business to succeed, we must, among other things:

•	make significant investments in our Internet/Direct Commerce business, including upgrading our technology and adding a significant number of new employees;
•	significantly increase our online traffic and sales volume;
•	attract and retain a loyal base of frequent visitors to our website;
•	expand the products and services we offer over our website;
•	respond to competitive developments and maintain a distinct brand identity;
•	form and maintain relationships with strategic partners;
•	provide quality subscriber service; and
•	continue to develop and upgrade our technologies. 18

We cannot assure you that we will be successful in achieving these and other necessary objectives or that our Internet/Direct Commerce business will ever be profitable. If we are not successful in achieving these objectives, our business, financial condition and prospects would be materially adversely affected.

Transactions conducted on the internet involve security risks, and there can be no assurance that all of our subscribers’ transactions will be secure.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as subscriber credit card numbers. There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by us to protect our subscriber’s transaction data. Any compromise of our security could have a material adverse effect on our reputation. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. To the extent that activities of our or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose our company to a risk of loss or litigation and possible liability which could have a material adverse effect on us.

Thomas Monahan will continue to control matters affecting our company after this offering, which may conflict with your interests.

After giving effect to this offering, Thomas Monahan, director and President of our Company will beneficially own 10,000,000 shares (61.16%) of the common stock of our Company. Mr. Monahan will control the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions.

Our working capital is limited and we will likely need to complete this offering to fully implement our business.

We have limited working capital on hand. Our ability to commence and continue operations and operate as a going concern is wholly contingent on the successful completion of this offering, our ability to borrow funds from Thomas P. Monahan, President of the Company, and unrelated third parties, and the receipt of proceeds from the sale subscriptions and of our CD/DVD products on commencement of operation. If adequate funds are not available, we may not be able to fund our expansion, take advantage of acquisition opportunities, develop or enhance products or services or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. As of this date, we have generated no income and there can be no assurance that any such income will be forthcoming in the future.

There may be a major change in the core curriculum requirements of school systems throughout the United States which would require a complete reprogramming of our virtual textbooks.

Core curricula change from time to time and any significant change in such curricula would force us to reprogram our virtual textbooks to address such changes. This would consume both management time and corporate resources, especially funding, to conform our textbooks to the changes. If such changes are extensive it could find the Company in a position where such changes could not be addressed rapidly enough to remain competitive and thus could materially and adversely effect our business operations.

We depend on products made using one technology; and products using different technologies may attract subscribers jeopardizing our business prospects.

We are using Adobe Flash as the platform for all of our software. Adobe Flash is one of the most versatile programming systems available. It is unique in its ability to allow the integration of many forms of electronic formatted media into an interactive and user friendly system. It is this quality that has allowed us to adopt our style of presenting educational materials into saleable products. Adobe Flash offers the ability to output our programs in a format that will play both PC based computer systems and Macintosh computer systems.

If Adobe Flash were to become deleted from Adobe’s product line or become not supported or updated to keep pace with current computer hardware, then our software products would become obsolete very quickly. To our knowledge no other programming system can match the product abilities of Adobe Flash.

In the unfortunate event that Adobe ceases to produce and sell Adobe Flash, we cannot assure that we will be successful in finding a substitute for the same. Our failure to find a substitute may lead to termination of the operation, and thus cause adverse effects to our prospects.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

Unforeseeable circumstances may occur which could compel us to seek additional funds. Future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could require additional financing Thus, we may have to borrow or otherwise raise additional funds to accomplish such objectives. We may seek additional sources of capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Our inability to raise additional equity capital or borrow funds required to affect our business plan, may have a material adverse effect on our financial condition and future prospects. Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks. Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses. Some types of equity financing may be highly dilative to our stockholders' interest in our assets and earnings. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

RISKS RELATING TO OUR COMMON SHARES

You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by our company. As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

We have not retained an underwriter to sell these shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

Our officers, directors and holders of 10% or more of the issued and outstanding common shares of the Company own 84.7% of the outstanding shares of our common stock.  After the completion of this Offering, they will beneficially own 79.5% of the outstanding shares, if the maximum is sold.  If they or our present non-

affiliated shareholders choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Prior to this offering there has been no market for the common stock of the Company.  If a market develops and due to the controlling amount of their share ownership in our Company, if our officers, directors and holders of 10% or more of the issued and outstanding common shares of the Company (presently Thomas Monahan and John Swint) decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a reduction to the value of their stock.  Unless registered in the future, if our officers, directors and 10% or more holders decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director, officer or person holding 10% or more of the common stock (affiliates) to sell shares by limiting the sales of securities made under Rule 144 during the three-month period preceding the date of sale to the greater of: (1) 1% of the outstanding common stock of the issuer (163,500 shares if the maximum is sold); or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Based on the number of shares outstanding on March 31, 2011, upon completion of this offering 16,350,000 shares of common stock will be outstanding, assuming the maximum is sold. All of the shares of common stock sold in this offering, 1,000,000 if the maximum is sold, will be freely tradable without restrictions or further registration under the Securities Act, except for any shares sold to our “affiliates,” as that term is defined under Rule 144 under the Securities Act. The remaining 13,000,000 shares of common stock held by existing affiliate stockholders and an additional 2,350,000 shares held by non-affiliates are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if their resale qualifies for exemption from registration described below under Rule 144 promulgated under the Securities Act.

As a result of Rules 144, the shares sold in this offering and the restricted securities will be available for sale in the public market as follows:

Rule 144

In general, persons who have beneficially owned restricted shares of our common stock for at least six months, and any affiliate of the company who owns either restricted or unrestricted shares of our common stock, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

 Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, may sell an unlimited number of restricted securities under Rule 144 if:

•	the restricted securities have been held for at least six months (including the holding period of any prior owner other than one of our affiliates);
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•	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

•	we are current in our Exchange Act reporting at the time of sale.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of either of the following:

•

1% of the number of shares of our common stock then outstanding, which will equal approximately 163,500 shares immediately after the completion of this offering based on the number of common shares outstanding as of March 31, 2010; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Unlimited Resales by Non-Affiliates

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

 State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Our Common Stock Is A “Penny Stock,” And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

Currently there is no public market for our common stock. If the common stock is ever listed in, the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third Parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange.

Penny stocks are also stocks, which are issued by companies with:

Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and to the Internet and other online services could have a material adverse effect on us.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have an adverse effect on us. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. In addition, as our service is available over the Internet in multiple states and foreign countries, and as we sell to numerous consumers residing in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. We are qualified to do business in only two states, and failure by us to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and to the Internet and other online services could have a material adverse effect on us.

Our stock price may fluctuate significantly, and you may not be able to resell your shares at or above the current market price.

The trading price of our common stock is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

•	regulatory or political developments;

•	market conditions in the broader stock market;

•	actual or anticipated fluctuations in our quarterly financial and results of operations;

•	introduction of new products or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	investor perceptions of us and the educational industry;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	litigation and governmental investigations; and

•	changing economic conditions.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

If a trading market if the Company’s common stock develops, and if securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock or if our results of operations do not meet their expectations, our stock price and trading volume could decline in the event that atrading market for the Company’s common stock develops.

If a trading market for our common stock develops, it will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline, if such a market develops. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price could decline and such decline could be material, if a trading market in the Company’s common stock develops.

Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could reduce the price of our common stock and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our existing stockholders might sell shares of common stock could also depress our market price

Insiders have substantial control over us and could limit your ability to influence the outcome of key transactions, including a change of control.

As of December 31, 2010 and March 31, 2011, our principal stockholders, directors, and executive officers and entities affiliated with them owned approximately 84.7% of the outstanding shares of our common stock. As a result, these stockholders, if acting together, would be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing, or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and may materially adversely affect the market price of our common stock.

As a result of becoming a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting and are subject to other requirements that will be burdensome and costly. We may not timely complete our analysis of our internal control over financial reporting, or these internal controls may not be determined to be effective, which could adversely affect investor confidence in our company and, as a result, the value of our common stock.

Prior to our initial public offering, we are operating our business as a private company. We will now be required to file with the Securities and Exchange Commission, or SEC, annual and quarterly information and other reports that are specified in Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also be required to ensure that we have the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. In addition, we are subject to other reporting and corporate governance requirements, including the requirements of listing on the OTCBB, and if listed for continuing to remain listed on the OTCBB, and certain provisions of the Sarbanes-Oxley Act of 2002 and the regulations promulgated there under, which impose significant compliance obligations upon us. As a public company, we will be required to:

•	Prepare and distribute periodic public reports and other stockholder communications in compliance with our obligations under the federal securities laws and OTCBB rules;

•	create or expand the roles and duties of our board of directors and committees of the board;
•	maintain a more comprehensive financial reporting and disclosure compliance functions;

•	maintain an accounting and financial reporting department, including personnel with expertise in accounting and reporting for a public company;

•	enhance and formalize closing procedures at the end of our accounting periods;

•	maintain an internal audit function;

•	enhance our investor relations function;

•	establish and maintain new internal policies, including those relating to disclosure controls and procedures; and

•	involve and retain to a greater degree outside counsel and accountants in the activities listed above.

These requirements entail a significant commitment of additional resources. We may not be successful in implementing these requirements and implementing them could adversely affect our business or results of operations. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our results of operations on a timely and accurate basis could be impaired.

FORWARD LOOKING STATEMENT

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain, and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

RELIANCE ON MANAGEMENT

The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

PLAN OF DISTRIBUTION

Distributing Company:	Virtual is distributing up to 1,000,000 shares of its common stock in its capacity as underwriter of this offering

Shares To Be Distributed:	1,000,000 shares of our common stock, $0.001 par value. The shares to be distributed in the offering will represent 6.1% of our total common shares outstanding.

Payment Required:	The Offering price of $0.50 must paid in cash and the subscription attached to the Prospectus must be executed before the Company will deliver certificates for the shares purchased.

Prospectus Mailing Date:	, 2011. We have mailed this prospectus to you on or about this date free of charge.

Closing Date:

The Company may close on subscriptions from time to time up to one year after the Effective Date.  The common shares which are purchased will be delivered as soon as practical after acceptance of any subscriptions.

Listing and Trading of Our Shares:

There is currently no public market for our shares. We do not expect a market for our common shares to develop until after the distribution date. Our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. _____________ has filed to become our primary market maker. If a public trading market develops for our common shares, of which there can be no assurance, we cannot ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market that may develop investor perception of our business, growth prospects, and general market conditions.

We plan to apply for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc., which ____________ has done. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price for the sale of common stock of $0.50 per share was determined by us arbitrarily. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate.

The $0.50 price of the shares that are being offered on a best efforts basis was arbitrarily determined in order for us to raise up to a total of $500,000 in this offering.

There are no warrants, rights or convertible securities associated with this offering.

USE OF PROCEEDS

The net proceeds from the sale of the Maximum Offering are estimated at $480,000 after deducting estimated Offering expenses of $20,000. The net proceeds from the sale of the maximum number of Shares should satisfy the Company's current working capital needs. The following table details the Company's projected use of proceeds of the Offering based upon 100%, 50% and 25% of the Offering sold.

Percentage of Offering	100%	50%	25%
Salaries	$47,000	$47,000	$11,750
Rent	18,000	18,000	18,000
Office equipment	45,000	45,000	10,000
Inventory	5,000	5,000	5,000
Marketing	125,000	65,000	10,250
Working capital	240,000	50,000
Total	$480,000	$230,000	$105,000

1.  The Offering has no minimum and funds will be deposited in our operating bank account as subscriptions are accepted. Funds will be applied as received in the most productive manner to be determined by Management.

DILUTION

As of March 31, 2011, we had a net tangible book value of $15,796 or $.001 per Share. Net tangible book value per Share represents our tangible assets, less its liabilities, divided by the number of Shares outstanding prior to the Offering.

If the Maximum Offering is sold, there will be 16,350,000 Shares of Common Stock outstanding, having a net tangible book value of $.030 per share. The shareholders purchasing Shares will suffer an immediate dilution in value of $0.47 per share in the net tangible book value of Shares held by them. The immediate dilution in value is due in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

If the 50% Offering is sold, there will be 15,850,000 Shares of Common Stock outstanding, having a net tangible book value of $.015 per share. The shareholders purchasing Shares will suffer an immediate dilution in value of $0.485 per share in the net tangible book value of Shares held by them. The immediate dilution in value is due in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

If the 25% Offering is sold, there will be 15,600,000 Shares of Common Stock outstanding, having a net tangible book value of $.008 per share. The shareholders purchasing Shares will suffer an immediate dilution in value of $0.492 per share in the net tangible book value of Shares held by them. The immediate dilution in value is due in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

The immediate dilution in value represents the difference between the Offering Price and the net tangible book value per share immediately after the completion of the public offering. It is determined by subtracting net tangible book value per Share after the Offering from the amount paid by a Subscriber for a Share. The following tables illustrate the dilution of Subscribers in the Offering purchasing Shares.

	100%	50%	25%
Public Offering price	$.50	$.50	$.50
Net tangible book value per Share of Common Stock before the Offering(1)	$.001	$.001	$.001
Net tangible book value per share after the Offering(1)	$.030	$.015	$.008
Increase per Common Share attributable to offering	$.030	$.015	$.007
Dilution to Investors	$.470	$.485	$.492

1. After deducting Offering expenses (estimated, in the aggregate, at $20,000).

DESCRIPTION OF BUSINESS

BUSINESS

History of the Company

Virtual was formed as a Nevada corporation on January 6, 2009. Virtual Learning plans to become a subscription-based online education company. We intend to provide standards-based instruction through our fully animated talking virtual textbooks. Our fully animated, interactive featured, colorful, and audio virtual textbooks have combined rigorous content along with a variety of practice problems, activities, assessments, games, and productivity tools that we hope will improve the performance of students via proprietary web-based platforms that engage students, reinforce and reward learning achievement.

As part of our “Learning is Basic” series we have created, as a subset, our “Math is Basic” series of virtual math textbooks and assessment programs. It is intended that our core product line will help students in First through 12th grade, master grade level academic standards in a fun and engaging manner. We provide our products via proprietary web-based platforms through one of our several websites on the World Wide Web with the URL www.mathisbasic.com; www.learningisbasic.com, www.eschoolroom.com, www.educationisbasic.com. Please note though that we have only one operational website www.learningisbasic.com.

Virtual Learning is also a producer and plans to be a distributor of computer software and video educational materials on CD and DVD formatted disks which we plan to make available through various distributors and our websites either as a download or in boxed format. We have established ecommerce store fronts on Amazon.com, Ebay.com, and Yahoo.com.

We plan to capitalize on two significant trends in the education market: (1) an increased focus on higher academic standards and educator accountability for student achievement, which has led to periodic assessment in the classroom to gauge student learning and inform instruction, also known as formative assessment, and (2) the increased availability and utilization of web-based technologies to enhance and supplement teacher instruction, engage today’s technology-savvy learners and improve student outcomes.

Despite spending an estimated $630 billion in the 2007-2008 school year on K-12 education — more than any other developed country — the United States ranks 25th in the world in the quality of its primary education system, according to the World Economic Forum. In response to this gap, policymakers and parents are paying greater attention to the effectiveness of U.S. public schools, demanding higher educational standards and accountability from teachers, administrators, and school districts. In addition, increased usage and acceptance of online technology is changing how educational content, such as lessons, homework and assessments, is delivered and utilized. These new educational tools and technologies help improve the learning experience of students by augmenting the teaching techniques of skilled teachers and supporting and strengthening the skills of inexperienced or less effective instructors. An estimated $8 billion was spent on the K-12 instructional materials market in 2008, according to the Center for education Reform 2009 and the National Center for Educational Statistics.

Our virtual textbooks and assessment programs are designed to improve educational results and meet accountability criteria, leveraging the widespread adoption of online technologies. Virtual Learning combines rigorous content that is highly customized to specific standards in math with interactive features that reinforce and reward student accomplishments. We believe that our subscribers purchase our products because we are innovative, low-cost and a high-impact solution for enhancing teacher effectiveness, promoting student learning of core subject concepts and skills and preparing students for state standardized tests. We believe that our flexible web-based distribution model and in-house content development capabilities will allow us to continually update and improve our products, distribute our products in a cost-efficient manner, and price our products affordably.

To date, we have completed 5 titles on CD formatted disks relating to the teaching of basic English to foreign speaking individuals. These titles include “English for Russian Speaking People”; English for Portuguese Speaking People”; “English for Spanish Speaking People”; “English for Chinese Speaking People”; and “English for Polish Speaking People”.  These are not yet available online.

We have also completed virtual textbooks with the titles: “First Grade Math”; “Second Grade Math”; “Third Grade Math”; Third Grade Math: Geometry”;” Fourth Grade math: Geometry”; ”Fifth Grade Math: Geometry”; “First Grade Math: Learning to Tell Time”; Second Grade Math: Learning to Tell Time”; “Third Grade Math: Algebra”; “Mr. Clock for First Grade”; “Mr. Clock Teaching Time”; and “Mr. Clock Teaches Elapsed Time”  and assessment based review level titles for grades first through third grade . Our other educational titles on CD and or DVD formatted disks will consist primarily of virtual mathematics text books and work book courses for grades First grade through college level. We intend to follow the core curriculum requirements required to be taught throughout the United States.

We are also in production stage on several other virtual audio and animated teaching textbook computer program titles relating to teaching “Money” for First Grade”; “Fourth Grade Algebra” and “Fifth Grade Algebra”;” First Grade Math: Measurements”; “Second Grade Math: Measurement”; “Third Grade Math: Measurement”; “High School Geometry” and “High School Algebra” in CD format and one video title relating to teaching Calculus I, college level. We are also in preproduction on additional video titles relating to Trigonometry, pre-calculus, and Calculus II.

The business of the Company was originally developed through a prior entity formed under the name the Terra Media, Ltd., a Delaware company (“Terra”). Terra did complete a registration statement pursuant to the 1933 Act and was approved for trading on the Bulletin Board. On June 2, 2008, the volume in Terra’s Common Stock was non-existent.

In January 2009, Terra decided to pursue the purchase and development of coal leases and entered into an agreement with Thomas Monahan to sell to Mr. Monahan the assets of Terra's subsidiary Ding Dong School, Ltd. for a purchase price of $5,000 which included certain assets including computers, various software titles, Trade Marks, and production software with a book value of $37,688, assumption of officer loans aggregating $28,437, and the assumption of accrued liabilities aggregating $35,085.  Mr. Monahan was the former President and controlling shareholder of both Terra and Ding Dong School, Ltd. and during the time when Mr. Monahan was in control of Terra, the Ding Dong School subsidiary was the only asset of Terra.  Control, of Terra was purchased by Catherine Balloqui who also became Terra’s President and sole director. In 2009, Ms. Balloqui made the determination that Ding Dong School’s business was less desirable than energy assets and Terra then sold the assets to Mr. Monahan in exchange for the forgiveness of $5,000 owed to Roger Fidler by Terra for legal fees. Mr. Monahan retains no shares in Terra and Ms. Balloqui has no shares in Virtual Learning.

Our Markets

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The U.S. educational system, consisting of K-12 and postsecondary education, collectively includes approximately 59 million students. Our virtual textbooks and materials are being developed to appeal primarily in the U.S. K-12 education market, which consists of approximately 59 million students in more than 132,656 schools according to schools according to Center for education Reform 2009.

Since 1999, the National Household Education Surveys Program (NHES), conducted by the U.S. Department of Education’s National Center for Education Statistics (NCES) in the Institute of Education Sciences, has collected nationally representative data that can be used to estimate the number of home schooled students in the United States. Additionally, according to the U.S. Department of Education Institute of Education Sciences both the number and the proportion of students in the United States who were being home schooled increased between 1999 and 2003. Approximately 1.1 million students (1,096,000) were being home schooled in the United States in the spring of 2003, an increase from the estimated 850,000 students who were being home schooled in the spring of 1999 (Bielick, Chandler, and Broughman 2001). In addition, the percentage of the entire student population who were being home schooled increased from 1.7 percent in 1999 to 2.2 percent in 2003. Data from the 2007 NHES survey show an estimated 1.5 million students (1,508,000) were home schooled in the United States in the spring of 2007. This represents an increase from the estimated 1.1 million students who were home schooled in the spring of 2003 (Princiotta, Bielick, and Chapman 2004). The percentage of the school-age population that was home schooled increased from 2.2 percent in 2003 to 2.9 percent in 2007.

A number of key dynamics have impacted the K-12 education market in recent years:

Increased Accountability. Despite spending an estimated $650 billion during the 2007-2008 school year on K-12 education — more than any other developed country — the United States ranks 25th in the world in the quality of its primary education system, according to a 2008-2009 report by the World Economic Forum, which describes this as a “competitive disadvantage.” American students are slipping further behind their foreign peers in international assessments, and fewer are showing an interest in the science, technology, engineering, and math fields that are vital to innovation and entrepreneurial vigor. Within the United States, there exists a growing disparity in the academic performance of students in public schools in affluent communities compared to that of students in poorer neighborhoods. As a result, policymakers and parents have paid greater attention to the effectiveness of U.S. public schools, demanding higher educational standards and accountability from teachers, administrators, and school districts. States publish accountability reports that show each school’s progress and ability to meet proficiency standards, and these results are often reported by local press outlets. This increased visibility into school performance has led to increased parent and policymaker pressure on schools and teachers, including at the presidential level. President Obama’s administration has launched the $4.35 billion “Race to the Top” fund to highlight and replicate innovative education strategies as part of the administration’s highly publicized efforts to reform education.

Legislative Developments. In 2001, Congress passed the reauthorization of the Elementary and Secondary Education Act, commonly referred to as No Child Left Behind, or NCLB. NCLB requires states receiving federal funding for education to establish high, state-wide, academic standards in reading, mathematics and science for students in grades 3 through 8 and in high school and to assess students’ proficiency in meeting these standards annually. NCLB requires states to set incremental milestones for all students to show yearly proficiency improvements, with the goal that all students perform at grade-level proficiency by 2014. As states implemented new, higher academic standards and assessments in response to NCLB, it became clear that after the first two years of implementation, many schools, particularly those in large, urban, poorer communities were not meeting NCLB’s Adequate Yearly Progress, or AYP, milestones. As a result, educators began exploring instructional tools to help students master academic standards and improve performance on accountability assessments. This has driven demand for standards-based content and both formative and summative, or end-of-year, assessment products. The Elementary and Secondary Education Act initially was scheduled for reauthorization in October 2008, but was extended in order to allow the new U.S. presidential administration to impact the direction of any future reauthorization. In early 2009, Congress passed the American Recovery and Reinvestment Act, better known as the stimulus act, which provides more than $64 billion of federal funds for the Department of Education, with a phased roll-out of such funds to states between April 2009 and the spring of 2010. In order to receive these education funds, states must satisfy certain conditions, which are expected to correspond with the basic tenets of NCLB reauthorization. These conditions include assurances that states will strive to meet more rigorous educational standards, improve underperforming schools, lower high school dropout rates and ensure student readiness for success in college and in the workforce.

Increased Access to Computers and the Internet. Today’s students use computer technology in and out of the classroom, and many students have access to internet-enabled computers at school and home. Increased usage and acceptance of online technology is changing how educational content is delivered and utilized by teachers and students. According to the Consortium for School Networking, 98% of rural and wealthy schools have high-speed internet access in classrooms, as do 93% of classrooms in poor urban school districts. More than 80% of Americans now have a computer in their homes and, of those, almost 92% have internet access, according to a study on home internet access from The Nielsen Company. In addition, NCLB mandates that schools improve school-to-home or school-to-parent communication and involvement in their child’s education. As a result, schools are increasingly looking for integrated website portals and productivity tools to more easily comply with this mandate, more effectively use student achievement data to keep parents informed and more readily guide parents’ ability to help their children improve their skills and proficiency.

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The Market for Supplemental Learning Materials

Schools use a variety of supplemental materials to augment their core curriculum, provide remediation and enrichment and offer additional learning opportunities in the classroom and at home. These materials include traditional print-based materials, such as textbooks, workbooks, problem sheets and printed reading materials. With increased availability and use of computers in the classroom and at home, vendors have developed software and, increasingly, online programs and content as an alternative to print-based materials.

An estimated $8 billion was spent on the K-12 instructional materials market in 2008, according to Association of American Publishers. In 2007, according to Market Data Research's annual expenditures report, the national average for instructional materials spending is $237 per pupil.

Limitations of Traditional Print Products. Educators increasingly are recognizing the limitations of traditional print-based textbook and workbook learning materials, which are static, cannot be quickly corrected for errors or updated to address evolving standards, cannot provide individualized feedback to students, do not provide teachers with a method to quickly track student progress and become ragged and obsolete with time and usage. Such traditional print-based learning materials are costly and need to be replaced on a regular basis due to the publication of newer editions or, in the case of workbooks, use by students. These materials also do not provide administrators with easily obtainable metrics to measure the performance of classes, teachers, or individual grades in their schools on a regular basis. Increasingly, parents are finding their children coming home with fewer and fewer textbooks and other printed materials because the costs of providing children with materials to take home is simply too costly.

Limitations of Software Products. As a result of the recognition of the limitations of print-based products and the perceived advantages of computer-based materials, educators began to utilize software-based supplemental materials, such as CD-ROMs. However, these materials also have significant limitations. Software products are designed to run on specific operating systems with specific memory requirements, and require installation on individual computers or costly and time-consuming installations on centralized computer systems. Software products place increased demands on schools’ limited IT personnel, systems, and budgets. Access to these products is typically limited to the computers in a specific classroom or computer lab and cannot be used at home unless schools provide a student with a disk containing the software and the student has access to a computer with the appropriate operating system or ability to play a CD-ROM. Any updates require the publication, receipt, distribution and installation of new software or CD-ROMs, which would require the school and parents to purchase new versions. In addition, software-based products are typically unable to provide real-time feedback about student performance to teachers or educators. CD-ROM’s are also subject to being illegally duplicated.

Advantages of Online Learning Solutions. Online products can provide educators and parents with real-time feedback on student progress, allowing for tailored instruction based on individual student or classroom needs, and can generate reports for parents and teachers. Online products also are easily, automatically, and frequently updated with new or more current content, additional features and enhancements and provide students with instant feedback, positive reinforcement and remediation when proficiency levels are not met. Also, unlike software- or CD-ROM-based learning materials, web-based products require no software to be installed in school or home computers and can be accessed anywhere the internet is available. Web-based products can be offered at lower prices as they do not require expenditures for publishing, paper, or electronic media, shipping or warehousing. Web-based products are also becoming increasingly available for Smartphones, Tablets and Ebooks.

Our Competitive Strengths

We believe the following are our key competitive strengths:

Customized, Standards-Based Content. Our line of virtual textbooks and assessment programs offers online, standards-based instruction, practice and assessments for certain subjects, primarily math in the first, second, third, fourth and fifth grades which we hope to expand to cover all grades and most subjects from first grade through twelfth grade and which we have attempted to build to meet the applicable standards in 43 states, i.e. trying to comply with the Common Core State Standard Initiative. We believe this customization will be attractive to parents and educators, providing them with a resource that meets their specific state and grade-level teaching needs in a variety of subjects.

Real-time Student Tracking, Built-in Remediation and Enrichment. In addition to our virtual textbooks, we have designed software that will assess a student’s progress in learning. We can provide real-time reporting on student achievement, allowing parents and educators the option to quickly identify learning gaps and provide targeted instruction and practice. Our assessment software also provides students with immediate feedback and explanations and, when required, remediation content designed to build foundational skills in order to accelerate students to grade-level proficiency.

Engaging, Fun and Easy to Use for Students. Our products utilize a simple, graphical user interface that we believe to be intuitive and easy to use. In addition, our virtual textbooks and supplementary web-based programs incorporate games and rewards in an attempt to make learning fun and engaging for students. By engaging students and providing them with the tools they need to succeed, we hope to enable them to take control of their own learning, boost their confidence, and keep them interested in using our products, while creating a culture of academic success.

Accessible, Dynamic Web-based Platform. Our products are delivered online so they can be used by teachers and students on computers wherever internet access is available, such as classrooms, computer labs, media centers, school libraries, public libraries or at home. Our programs are compatible with existing school and home systems and require no additional software, no installation or maintenance and no extensive implementation or training. Moreover, unlike traditional workbooks or software products, our Virtual Learning content is easily and quickly updated whenever content or functionality enhancements are introduced or products are modified due to changes in state standards.

High Impact, Low Cost Solution. Virtual Learning plans to offer a comprehensive online educational solution on a hosted platform and provides high quality content, assessment, and reporting for core subjects in a wide range of grade levels. At an anticipated annual subscription rate of $29.95 per family, Virtual Learning products are significantly less expensive than competing traditional print, software and online alternatives provided by large education publishers.

We have designed our software to enable quick modification to any language: We have designed into our software the ability to easily modify and convert its content to any language that we feel there is a market or would be required to meet the requirements of any of our subscriber base.

We believe increased accountability, including the need for school districts and states to meet the requirements of NCLB and other legislative developments, combined with the increased availability and utilization of web-based technologies by teachers, students, and administrators has resulted in decreased spending on traditional print-based and software-based supplemental materials and increased spending on innovative online programs that offer functionality and real-time assessment and reporting not provided by traditional solutions.

Our online products are easily, automatically, and frequently updated with new or more current content, additional features and enhancements and can provide students with instant feedback, positive reinforcement and remediation when proficiency levels are not met. Web-based products require no software to be installed in school or home computers and can be accessed anywhere the internet is available. Web-based products can be offered at lower prices as they do not require expenditures for publishing, paper, or electronic media, shipping or warehousing

Key Attributes of Our Business Model

We believe the following are the key attributes of our business model (Please note that NONE of the key attributes of our business model have materialized yet):

High Revenue Visibility and Strong Cash Flow Generation. We believe we have an attractive business model characterized by a visible recurring revenue stream and high profit margins, neither of which have materialized to the date of this Prospectus. We have not yet generated any revenue and have never generated a profit. In addition, we believe our low capital expenditure requirements and up-front subscription payments by subscribers should result in strong cash flow generation and high returns on invested capital when and if our future sales materialize.

Scalability and Flexibility. We continue to scale our business by increasing our product offerings using our products without incurring significant incremental expense. Our content development process, our flexible sales model and our cost-effective centralized, hosted online delivery platform will allow us to minimize our costs as we expand our product offerings and, hopefully, our business when and if sales develop.

Solution to Various Learning Problems: As a software development company, we have developed our products in direct response to parents and teachers concerns relating to student’s ability to master all of the material mandated the national core curriculum requirements in a timely manner. Our software includes, at present, over fifty modules that teach subjects as diverse as geometry, algebra, measurement, addition, subtraction, multiplication, division, and fractions, to name a few, This time pressure issue was further substantiated and further reported by such sources as the Education Resources Information Center; through several studies documenting the importance of time needed for learning and time spent in learning as parameters of educational achievement. Several studies have examined differences in student learning rates, amount of information acquired, and amount of information retained in three common types of classroom tasks. Tasks that required knowledge of specific facts; comprehension of basic concepts and principles; or application of facts, concepts, and principles to problem-solving activities. Results of studies indicated large differences among knowledge, comprehension, and application tasks for all measures of student performance. The effect of this is apparent in the “The National Assessment of Educational Progress”, commonly known as NAEP, or the nation’s report card, shows that not only have state scores not changed since the test was last administered in 2008, the states have not seen significant growth since the late 1990s.

An attempt at resolving this problem hopefully will be accomplished by the adoption of “The Common Core Standards” which has been adopted by 43 States and the District of Columbia is a state-led initiative that aims to establish basic, uniform education requirements across the country. These standards are sponsored by the National Governors Association and the Council of Chief State School Officers with the participation of many states.

The standards will be phased in over time, with curriculum development scheduled to begin in 2010-2011. The State Board’s resolution “directs that school district curricula for all students be aligned with these revised K-12 standards in mathematics and English language arts and literacy in history/social studies, science, and technical subjects,” according to the phased-in timeline. The standards will provide more clarity about and consistency in what is expected of student learning across the country. Until now, every state has had its own set of academic standards, meaning public education students at the same grade level in different states have been expected to achieve at different levels.

Falling budgets, increased student density per classroom, and what may be perceived by parents and teachers as more demanding learning requirements will only place a greater burden for the student to keep up. Our virtual textbooks and other learning products may help a student overcome this problem by learning on an individual level and at his or her own rate in a non-threatening, non-judgmental environment,

Secondly: Granting access to all our subscribing students to all of our materials for all grade levels with the payment of one annual subscription fee gives students the opportunity to learn beyond his or her level and get a head start when advancing to a higher grade or the next level in the learning process.

Third: Granting access to all of our subscribing students to all of our virtual courses and supplementary material and assessment programs will allow students who are deficient in having mastered content required in a prior classroom module, prior grade or from another school, will give students an opportunity to make up for any deficiencies at his or her own pace and in a non-threatening and non-judgmental environment .

Fourth: The software platform we currently use for all of our products is ideally suited to adapt all of our products to any number of languages with minimal programming changes. It is our intention to make all of our products available in the Spanish language.

Our Growth Strategy

Ability to Implement Growth Initiatives.  With regard to the section “Develop New Products and Enhance our Online Platform” below,  the reference to new products in that section refers to completing the additional titles mentioned below and this process is on-going and the essence of our growth strategy. The completion of the additional titles is the primary goal of the Company during the next year.  The main obstacle to achieving the growth strategy initiatives is the fact that at present we have one employee and limited funds. The failure to complete this offering or obtain additional funding elsewhere, would seriously impair or prevent achieving any of the growth strategy initiatives set forth below prior to development of the 32 titles mentioned bleow.  With such funding, prior to developing the 32 titles we contemplate achieving certain of our growth initiatives or substanbtial parts of them. For example, with respect to cross platform functionaility, while we are in the process of completing the four stages of development for any given title, we are constantly seeking ways to adapt the programming of each title to be operational on as many platforms as possible. By taking into account several other changes our files will play any standard PC, android cellphone and also play in a video player.  Other initiatives such as commencing development of an eBook platform will not be possible until additional funds are acquired and employees hired.  Use of the HTML5 standard is not anticipated until 2014 when we anticipate that HTML5 will become standard. Similarly, programming for additional science and reading titles,as well as translation into other languages need additional employees and funding and thus will not occur prior to completion of the 32 titles.

Develop New Products and Enhance our Online Platform.  Once we have achieved a revenue stream we intend to develop new products, as well as new features and functionality for our online platform, to address student needs, parents, and teacher requests in order to maintain the competitiveness we feel necessary to maintain growth both in the number of subscribers to our online services and to enable us to increase our per subscriber revenue by offering increased value.  The development of new products and the enhancement of our Online Platform are relevant to our growth because such development and enhancement improve functionality of content to be viewed over a broader base of communications platforms, e.g. it is now primarily viewed over a desk top or laptop computer over the internet whereas in the future it will be viewable over cellphones and tablets. To date our system is viewable through any Windows or MacIntosh computer systems over the internet and has been modified to be viewed over any cell phone or tablet using Android operating system.  In the future we want to extend this to include the iPhone, iPad and Blackberry. We also want to convert our modules to become a video presentation.

Continue development in cross platform functionality for mobile telephone systems. As briefly addressed above, in order to address additional subscribers we intend to make our online services available to mobile telephone users.  We are currently capable of serving Android and Blackberry Tablet users.  We intend to extend this cross platform functionality to iPad and IPhone and Blackberry cell phones.  These Smartphones appear to be establishing a significant and increasing market share of the mobile telecommunications business.  A Smartphone is a mobile phone that offers more advanced computing ability and connectivity than a contemporary feature phone. Smartphones and feature phones may be thought of as handheld computers integrated with a mobile telephone, but while most feature phones are able to run applications based on platforms such as Java Me a smartphone usually allows the user to install and run more advanced applications. Smartphones run complete operating system software providing a platform for application developers. Thus, they combine the functions of a camera phone and a Personal digital assistant (PDA). The increased availability and utilization of web-based and mobile technologies enhances and supplements teacher instruction, engages today’s technology-savvy learners and improves student outcomes.

Some smartphones, sometimes called NirvanaPhones, have a docking station with an external display and keyboard to create a desktop or laptop environment. Growth in demand for advanced mobile devices boasting powerful processors, abundant memory, larger screens, and open operating systems has outpaced the rest of the mobile phone market for several years. According to a study by ComScore, over 45.5 million people in the United States owned smartphones in 2010 out of 234 million total subscribers. Despite the large increase in smartphone sales in the last few years, smartphone shipments only make up 20% of total handset shipments, as of the first half of 2010. In March 2011, Berg Insight reported data that showed global smartphone shipments increased 74% from 2009 to 2010.

Develop New Products and Enhance our EBook Platform.  Our strategy calls for development of electronic books as an additional source of revenue, additive to revenue coming from online services.  An electronic book (also e-book, ebook, digital book) is a text and image-based publication in digital form produced on, published by, and readable on computers or other digital devices. Numerous e-book formats emerged and proliferated, some supported by major software companies such as Adobe with its PDF format, and others supported by independent and open-source programmers. Multiple readers follow multiple formats, most of them specializing in only one format. As of 2009, new marketing models for e-books were being developed and dedicated reading hardware was produced. E-books have yet to achieve global distribution.

In the United States, as of September 2009, Amazon Kindle and Sony’s PRS-500 were the dominant e-reading devices. By March 2010, some reported that the Barnes & Noble Nook may be selling more units than the Kindle. On January 27, 2010 Apple Inc. launched a multi-function device called the iPad In July 2010, online bookseller Amazon.com reported sales of ebooks for its proprietary Kindle outnumbered sales of hardcover books for the first time ever during the second quarter of 2010, saying it sold 140 e-books for every 100 hardcover books, including hardcovers for which there was no digital edition. By January 2011, ebook sales at Amazon had surpassed its paperback sales. In the overall U.S. market, paperback book sales are still much larger than either hardcover or e-book; the American Publishing Association estimated e-books represented 8.5% of sales as of mid-2010.

This last year 2010 saw an expansion of eBook platforms. Amazon released the Kindle DX International Edition worldwide and released the third generation Kindle, available in 3G+Wi-Fi and Wi-Fi versions. Bookeen revealed the Cybook Orizon at CES and debuted the Orizon touchscreen e-book reader. Apple released the iPad with an e-book app called iBooks. Between its release in April 2010, to October, Apple has sold 7 million iPads. Kobo Inc. released its Kobo eReader to be sold atIndigo/Chapters in Canada and Borders in the United States. Kobo Inc. released an updated Kobo eReader, which now includes Wi-Fi. Barnes & Noble released the new NOOKcolor. Sony released its second generation Daily Edition PRS-950. PocketBook expanded its successful line of e-readers in the ever-growing market. Lastly, Google launched Google eBooks. The development of new products and the adapting and enhancement of our present courses to the EBook Platform are relevant to our growth because such development and enhancements improves the  functionality of content to be viewed by the students through  systems that are most relevant to them which includes the eBook platform. To date we have applied to become a registered developer for Amazon Kindle and Barnes and Noble Nookcolor. In the future, if approved we will have to adapt our modules from Adobe Flash into Java and JavaScript and then market the products to the users of these platforms expanding our customer base, i.e. growth..

Develop New Products and Modify Products Based Upon the HTML5 Standard.  At present only iPad and the iPhone can run a fully developed HTML5 application.  However, we believe that HTML5 will become the new standard for web sites.  Thus, we intend to make all of our web sites, both present and future, fully functional in HTML5 so that we will continue to present what we believe to be the most advanced instructional software for each of the modules we create hopefully insuring that our future growth will become impaired by less than current functionality. HTML5 is a language for structuring and presenting content for the World Wide Web, a core technology of the Internet. The target date for full adoption of the HTML5 standard is schedule for 2014. It is the latest revision of the HTML standard (originally created in 1990) and currently remains under development. Its core aims have been to improve the language with support for the latest multimedia while keeping it easily readable by humans and consistently understood by computers and devices (web browsers, parsers etc.). HTML5 promises to offer extensive cross platform features and functionality in animation, video applications and products for use on the World Wide Web for PC’s, mobile phones and Tablets. The development of new products and the enhancement of our Online Platform is relevant to our growth because such development and enhancement improve the functionality of content to be viewed over a broader base of communications platforms, At present, we are relying upon Adobe Flash to continue its own development and continue to be the most viewed and adaptable software platform to create our courses. Adobe Flash has built its reputation as one of the most media rich platforms on the market with an installed user base in excess of 90% on the desktop and laptop computers marketed  today. HTML5 is expected to be the new challenger to the success of Adobe Flash. It is expected that beginning  in 2014, HTML5 will rival Adobe Flash’s abilities to present an equally broad base of content over a broader range of communication devices including but not limited to cellphones, tablets and eBook devices. To date our system is viewable through any Windows or MacIntosh computer systems over the internet and has been modified to be viewed over any cell phone or tablet using Android operating system.  In the future we want to extend this to include the iPhone, iPad and Blackberry cellphone. By so doing we will expand our customer base and further the growth of our business,

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Our flexible web-based distribution model and in-house content development capabilities allow us to continually update and improve our products, make our products immediately available on the World Wide Web regardless of platform and distribute our products in a cost-efficient manner.

Increasingly tech-savvy students today are increasingly relying on multiple devices and media to access information, through the World Wide Web. As such, it is important to deliver our content in the way that best suits their needs. With 3 Screen access,(PC, Mobile, Tablet) we will open up new distribution channels, extending our reach while making our content conveniently accessible, regardless of time or place. And, since our content is ‘always on', we may  achieve higher numbers of subscribers.  In this way we hope that our products will garner  the widest possible user audience and hence positively impact our growth.

We have adapted our software platform to permit us to embed video content which will allow  our subscribers to seamlessly watch our videos, regardless of whether they come to our site by way of a PC, mobile Smart Phone, or Tablet. We feel that by re-designing the format of our virtual courses, we can create a line of virtual courses that may be viewed using an interactive video format such as is available through the smartphone and tablet technologies. The development of new products and the enhancement of our Online Platform  to a video platform are relevant to our growth because such development and enhancement improve functionality of content to be viewed over a broader base of communications platforms, e.g. it is now primarily viewed over a desk top or laptop computer over the internet whereas in the future it will be viewable over cellphones,  tablets and internet ready television sets. To date our system is viewable through any Windows or MacIntosh computer systems over the internet and has been modified to be viewed over any cell phone or tablet using Android operating system.  In the future we want to extend this to include the cellphone, tablet and internet connected television systems to expand the customer base, especially among young viewers.

Expand Into New Related Markets for Further Growth.

We believe there is a significant opportunity to utilize our programming language platform to create fully animated, talking, colorful, interactive content for the subject fields of science and reading and sell our products in new geographic and end markets that will enhance our growth.

We believe there is a significant opportunity to modify the content of our virtual textbooks and related assessment materials into other languages. Bilingual Education is a program used to help limited English proficient (LEP) children keep up with all their required academic competencies, such as math, history and science, while they are learning English through ESL (English as a Second Language) classes. Many LEP students learn to speak conversational English within the first 2 years, but research consistently shows that it takes 4 to 7 years before most students are able to use English to learn academic subjects and perform on a par with native English-speaking peers. A recent national research (Collier & Thomas 1996) shows that late-exit quality bilingual programs actually create the best results, with students in 2-way bilingual programs (bilingual students and native-English speakers learning in 2 languages in the same classroom) out-performing their mainstream peers. Despite what the research is showing, most bilingual education programs transition their students into the mainstream within the first 3 years.

Bilingual program students continue learning academic subjects like math and science in the language in which they are able to learn most effectively, while learning English. There is always an ESL component to each bilingual program. Uninterrupted development of children's cognitive, academic, and linguistic skills is critical in the academic success of limited English proficient students. Moreover, is it not better to build on the assets that the students bring with them- their knowledge, languages and cultures- rather than discouraging the development of those valuable resources.

Bilingual programs have been proven to be cost effective for school systems to implement for the following reasons: 1) LEP students who chose bilingual education programs are less likely to be placed into expensive special education programs as those who chose to stay in the sink or swim English-only programs, 2) With the additional support, bilingual education students are less likely to drop out of high school than their language minority peers in English-only programs, 3) Bilingual education helps to nurture and support the continual development of valuable bilingual/bicultural skills that are needed in our global economy.

There are numerous contributing factors that help explain the desertion of bilingual children and the cultural diverse child. Some of them reside in teenagers themselves, some are institutional, and some are social. Teenagers start questioning the educational system in which their needs are not satisfied. Families pressed by economic needs encourage teenagers to work, because they see education as a very expensive commodity. Pressing economic need impels them to earn a living instead of continuing their education. The exorbitant and rising costs of a college education and misinformation about the opportunities to succeed in college combine to present a bleak future for minority students. The lack of basic skills is another contributing factor. A typical bilingual student lags two years behind his or her classmates, which imprint on them a label that in some cases is very difficult to overcome. Children know who are the good students and are the ones who lack behind. Teenagers feel the alienation and become truants. Truancy makes their stay at school even more difficult. While the students who come to class regularly gain knowledge, the youngsters who are truant fall farther behind, and the gap between their knowledge level and the ideal level becomes greater.

By addressing bi-lingual educational needs and by translating our online programming and eBooks into other languages we will expand our potential user base and hence promote subscriber and revenue growth. The development of new products and the enhancement of our business by producing product for non-English speakers is relevant to our growth because such development and enhancement aims to expand customer base into new markets to be viewed over a broader base of communications platforms, e.g. it is now primarily viewed over a desk top or laptop computer over the internet whereas in the future it will be viewable over cellphones and tablets, for non-english speakers.  To date we have translated third and fourth grade geometry courses into Spanish and in the future we intend to translate all modules into Spanish to expand our market to include more Spanish speaking customers.  We also have been having preliminary discussions for marketing Asian language courses again with an eye toward expanding the customer base in the future.

We have designed into our User Registration and billing procedure the flexibility to attract sales and offer promotions and incentives to school systems, organizations and groups to sign on groups of students.

In addition to attracting individual students to sign on to our web-based virtual textbooks and related assessment materials, we have designed into our system the flexibility to permit a school system, organization, or group to enroll any number of students and have our system track their subscription and learning progress and to notify the parents and/or sponsors as to the student’s progress. This capability should enhance our prospects for growth by allowing organizations to acquire access to our web site for many subscribers in one easy registration process. The registration and billing procedure are relevant to our growth because such programs allow large user groups to be serviced at lower per pupil cost and paying the group for the benefit derived by the Company through the lowered servicing costs per pupil. To date our system has been adapted to allow sales to a group and tie them to one payer.  In the future we expect this system to be upgraded as we gain more experience in group sales. This will also allow us to us commissioned salespersons with less effort. All of these are anticipated to enhance sales growth.

Our Products and Services

Virtual Learning is a subscription-based online education company. As of March 31, 2011, we have not begun to accept subscribers. We have had only preliminary discussions with a very limited number of  potential distributors. We provide standards-based instruction through our fully interactive virtual textbooks. Our fully animated, interactive featured, colorful and audio virtual textbooks have combined rigorous content along with a variety of practice problems, activities, assessments, games, and productivity tools that improve the performance of students via proprietary web-based platforms games that engage students, reinforce and reward learning achievement. As part of our “Learning is Basic” series we have created, as a subset, our “Math is Basic” series of virtual math textbooks and assessment programs. Our core product line helps students in First through 12th grade, master grade level academic standards in a fun and engaging manner. We provide our products via proprietary web-based platforms through one of our several websites on the World Wide Web with the URL www.mathisbasic.com; www.learningisbasic.com, www.eschoolroom.com, www.educationisbasic.com.   Please note that we have only one operational website www.learningisbasic.com.

When a student logs into our web-based system, the student is granted total access to all subjects regardless of grade. Falling budgets, increased student density per classroom, and what may be perceived by parents and teachers as more demanding learning requirements have only placed a greater burden for the student to keep up. Our virtual textbooks and other learning products may help a student overcome this problem by learning on an individual level and at his or her own rate in a non-threatening, non-judgmental environment. Since it is self paced and fully contained it allows students to work at an advanced pace as well as provide remedial support.

Virtual Learning is also a producer and intends to distribute computer software and video educational materials on CD and DVD formatted disks which will be available through various distributors and our websites either as a download or in boxed format. We have opened ecommerce store fronts on Amazon.com, Ebay.com and Yahoo.com. We have combined rigorous content in math with interactive features and games that engage students, reinforce and reward learning achievement.  It is our intention to eventually have all our content available both online and in the CD and DVD formats. However, at present there are some titles that are not available in both formats.

To date, we have completed 5 titles on CD formatted disks relating to the teaching of basic English to foreign speaking people. These titles include “English for Russian Speaking People”; English for Portuguese Speaking People”; “English for Spanish Speaking People”; “English for Chinese Speaking People”; and “English for Polish Speaking People”.  These are not yet available online.

We have also completed virtual textbooks with the titles: “First Grade Math”; “Second Grade Math”; “Third Grade Math”; Third Grade Math: “Geometry”;” Fourth Grade math: “Geometry”; ”Fifth Grade Math: “Geometry”; First Grade Math: “Learning to Tell Time”; Second Grade Math: Learning to Tell Time”; “Third Grade Math: Algebra” “Mr. Clock for First Grade”; “Mr. Clock Teaching Time”; and “Mr. Clock Teaches Elapsed Time” and assessment based review level titles for grades first through third grade . These titles will all be  available online, as well as in CD and DVD format.  Our other educational titles on CD and or DVD formatted disks will consist primarily of virtual mathematics and science text books and work book courses for grades Pre-K through college level. We intend to follow the core curriculum requirements required to be taught by each of the 50 United States.

We are also in production stage on several other virtual audio and animated teaching textbook computer program titles relating to teaching “Money” for First Grade;  ”Fourth Grade Algebra” and “Fifth Grade Algebra”; First Grade Math: Measurements”; “Second Grade Math: Measurement”; “Third Grade Math: “Measurement”; “High School Geometry” and “High School Algebra” in CD format and one video title relating to teaching Calculus I, college level. We are also in preproduction on additional video titles relating to Trigonometry, pre-calculus, and Calculus II.

Core Educational Principles

We believe that one of the keys to our success lies in our core educational principles that guide product design and development:

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Clear expectations. We have subdivided each grade into approximately twenty four different modules. Each module focuses on an underlying topic which is further explored with rigorous content which has been presented in an in depth, animated, colorful, and interactive format. Our initial presentation starts out with a review of the basic underlying concepts and skills and is patiently and painstaking incremented with all of the content and skills required to be learned and mastered for that particular grade. Clear goals for the student to master the targeted skills or concepts. Each module includes activities and various types of questions to assess the student’s mastery and progress.

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High quality, rigorous content. We are in the process of building courses from the ground-up, customized to each set of standards for a particular topic. We utilize a scaffolding approach to content development that begins with skill building and then builds to higher level thinking skills.

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Fun and engaging assignments. Our virtual textbooks are embedded with short games, an assortment of activities and a variety of question formats to assess the student’s mastery of the material. These features provide continual positive reinforcement and reward learning to engage students and build student confidence in a non-judgmental and non-threatening environment.

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Immediate feedback. Students will receive immediate feedback and explanations for each question and activity, allowing them to learn and quickly apply new knowledge to subsequent questions and to build skills and conceptual understanding in order to handle more complex content that follows.

Our Subscribers

Our target market is the approximately 74 million students that attend school throughout the United States consisting of K-12 and postsecondary education and the approximately 1.5 million students that are being home schooled though out the United States.

Marketing, Sales and Subscriber Support

Marketing Activities

When implemented our marketing strategy will be to continually increase our brand and Web-site awareness, to introduce and to continually generate qualified subscriber leads for our web-site. We intend to focus our marketing efforts on individual students and their parents, individual schools, principals, and teachers for sales to both new and existing subscribers.

Our primary marketing activities will include:

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targeted campaigns to individual students and their parents and other family members, schools, and organizations sponsoring after school learning opportunities by using search engine marketing, direct mail, e-mail marketing and print advertisements;

•	participation in tradeshows;

•	building on relationships with satisfied students and parents, organizations, and school subscribers to target new sales to other interested parties in the geographic area;

•	Webinars for existing subscribers introducing them to new products, add-on features and upgrades;

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incentives such as free months to attract new subscribers or free trials of add-on products to attract renewals; and we intend to promote ourselves through magazine advertisements describing and offering our virtual textbooks.

Subscriber Support

We will provide our subscribers with service through “contact us” via phone, live chat or by email.

Our Competition

Virtual Learning will compete primarily with other providers of supplemental educational materials and online learning tools.

We believe our principal competitors will include:

•	providers of online and offline supplemental instructional materials for the core subject areas of reading, mathematics, science and social studies for K-12 institutions;

•	companies that provide K-12-oriented software and online-based educational assessment and remediation products and services to students, educators, parents, and educational institutions;

•	the assessment divisions of established education publishers, including Pearson Education, Inc., The McGraw-Hill Companies, and Houghton Mifflin Harcourt Company;

•	providers of online and offline test preparation materials;

•	traditional print textbook and workbook companies that publish K-12 core subject educational materials, standardized test preparation materials or paper and pencil assessment tools;

•	summative assessment companies that have expanded their product lines to include formative assessment and instruction products;

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non-profit and membership educational organizations and government agencies that offer online and offline products and services, including in some cases at no cost, to assist individuals in standards mastery and test preparation; and

•	providers of website hosting for students, teachers and schools.

We believe the principal competitive factors in Virtual Learning’s market will be:

•	quality of content and deep customization to standards;

•	formative assessment and reporting to inform instruction;
•	ease of use, including whether a product is available online;

•	program efficacy and the ability to provide improved student outcomes;

•	ability to engage students;

•	quality of subscriber support;

•	vendor reputation; and

•	price.

Virtual Learning expects to compete primarily with textbook, workbook, study guide and software products published by the large postsecondary publishers, such as Pearson, McGraw-Hill, Cengage, Wiley, and Mosby (Reed Elsevier).

Concentrations

We anticipate that the majority of our revenues from the sale of subscriptions and our products and services will occur in North America.

The Technology

We are using Adobe Flash as the platform upon which to develop our virtual textbooks and CD and DVD formatted educational titles. Adobe Flash has several unique features that make it ideal for our purposes. First, it has the ability to publish our work in several formats including as an executable file which may be played on either a PC or a Macintosh Computer. In additional the same programming may also be used as the basis for presentation on our website with no change in the basic core code. Adobe Flash is especially useful in its ability to incorporate and integrate many forms of media into a single interactive program.

Adobe Flash is one of the most popular and versatile applications for digital multimedia and website development. Flash is a vector-based medium able to deliver compelling vector animated content at a fraction of the bandwidth required by other animation media. Flash is now one of the most flexible interactive digital-media authoring tools available, offering the capabilities to run not only on the Internet and desktop computer platforms, but on game consoles and mobile devices as well.

As the Internet has become more complex, more easily accessed, and more plentiful in rich media, it has increasingly become a destination for those wanting to be educated and entertained at the same time. Education is a subset of media (online or offline, interactive or not) that presents science, math, history or culture in a compelling and entertaining manner. This is where Flash-based education and entertainment enters the scene. Flash allows for the creation of nonlinear, self-motivated, educational experiences that feature compelling and powerful use of sound, video, imagery, and interactivity.

Flash offers a series of file types to which our creations can be published. Each format has its own particular strengths and weaknesses. In particular and as they relate to our products we utilize the publishing option of producing our content as SWF files. SWF, is viewable only if our intended audience has installed a “Flash Player” on their computer. Adobe Flash CS5 is the latest in the Flash family of software. Not only is the player that plays Flash content one of the most downloaded pieces of software-surpassing both Internet Explorer and Netscape as well as nearly all media players. Flash Players 4,5,6, 7,8, 9 and now version 10 accompanied virtually every copy of Windows, from Windows 98 first edition on up through Windows XP SP2 and Internet Explorer 7, 8 and 9. The only exceptions are Windows 2000, Windows XP Pro x64 and Windows Server 2003. The Flash Player is also available as a free downloadable file from Adobe’s home website.

In addition, we also publish our titles in the “Windows Projector” format, which is a self-executing EXE file that does not need a web browser or a plug-in to view the content. We can distribute the Windows Projector without having to worry whether our intended audience has the necessary Flash plug-in, a compatible web browser, or even an Internet connection. Our titles are self-contained packages produced and distributed on CD ROM or DVD formatted disks. We can also produce our titles in the Macintosh equivalent of the Windows Projector as a self-executing HQX file. The Macintosh Projector does not need the Flash plug-in or a browser to be viewed.

One of the most important and relevant characteristics of Adobe Flash is its ability to present material in almost any language. The language component of the computer program is documented as an image file, which then is displayed independent of the computer user’s operating system limitations and graphic display limitations. This will allow us to present our content in many languages simultaneously from within the program and not have to worry about the user’s computer system to display that language.

Intellectual Property

The Company has copyrighted the content on all of its virtual textbooks and related materials and CD or DVD products and has obtained a trademark on our URL “Learning is Basic”.

We consider elements of our software and peer-to-peer clustering technology to be proprietary. We rely on a combination of trade secrets, copyright and trademark law, contractual provisions, confidentiality agreements, and certain technology and security measures to protect our intellectual property, proprietary technology, and know-how. Our future results of operations are highly dependent on the proprietary technology that we have developed internally.

Employees

As of December 31, 2010, we had 1 full-time employee. Our success is highly dependent on our ability to attract and retain qualified resellers and to retain qualified outsourced information system management. To date, we believe we have been successful in our efforts, but there is no assurance that we will continue to be as successful in the future. Our employee is not subject to a collective bargaining agreement.

Facilities

We currently occupy office space rent free from our President on a month to month basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

Management’s Discussion and Analysis or Plan of Operation contains “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although we believe the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties, and no assurance can be given that actual results will be consistent with these forward-looking statements. Current shareholders and prospective investors are cautioned that any forward-looking statements are not guarantees of future performance. Such forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results for future periods could differ materially from those discussed in this report, depending on a variety of important factors, among which are our ability to implement our business strategy, our ability to compete with major established companies, the acceptance of our products in our target markets, the outcome of litigation, our ability to attract and retain qualified personnel, our ability to obtain financing, our ability to continue as a going concern, and other risks described from time to time in our filings with the Securities and Exchange Commission. Forward-looking statements contained in this report speak only as of the date of this report. Future events and actual results could differ materially from the forward-looking statements. You should read this report completely and with the understanding that actual future results may be materially different from what management expects. We will not update forward-looking statements even though its situation may change in the future.

We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) potential fluctuation in quarterly results;

(b) our failure to earn revenues or profits;

(c) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(d) inadequate capital to continue business;

(e) changes in demand for our products and services;

(f) rapid and significant changes in markets;

(g) litigation with or legal claims and allegations by outside parties;

(h) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

PLAN OF OPERATION

Overview

Virtual Learning was formed as a Nevada corporation on January 6, 2009. We are a development stage enterprise who is a subscription-based, software-as-a-service provider of education products. Virtual Learning provides standards-based instruction, practice, and assessments that improve the performance of students via proprietary web-based platforms through one of our several websites on the World Wide Web with the URL www.mathisbasic.com; www.learningisbasic.com; and www.eschoolroom.com; www.educationisbasic.com. Please note that we have only one operational website learningisbasic.com. Virtual Learning is also a producer and distributor of computer software and video educational materials on CD and DVD formatted disks, which will be available through various distributors and our websites either as a download or in boxed format. We have combined rigorous content in math with interactive features and games that engage students, reinforce, and reward learning achievement.

The Company has one curriculum development contract with Lawrence William Kazmierczak, a professor of mathematics at Stevens Institute of Technology, Hoboken, New Jersey which requires the Company to pay him to author courses in Pre-Calculus, Calculus I and II, and to consult on the creation of high school level math courses. This Agreement provides for Professor Kazmierczak to receive 5% royalties on the Company’s net revenues up to one million dollars of net revenues, and 5% royalty on net revenues beyond one million one dollar on projects in which he directly participates and has made material contributions.  In addition, he has received 200,000 shares of the Company’s common stock.  We determine what projects in which he has directly participated and made material contributions by our internal record keeping as to time devoted to each project. We determine the revenue attributed to those projects by monitoring devices that allow us to determine which authorized user has devoted how much time to which module and then comparing the same to the entire revenue stream.

Events and Uncertainties critical to our business

Demand for our products and services is affected by the general economic conditions in the United States. When economic conditions are favorable and discretionary income increases, purchases of non-essential items like software generally increase. When economic conditions are less favorable, sales of non-essential educational items are generally lower. In addition, we may experience more competitive pricing pressures during economic downturns. Therefore, any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

There is no guarantee that we will be able to generate sufficient sales to make our operations profitable. We may continue to have little or no sales and continue to sustain losses in the future. If we continue to sustain losses, we will be forced to curtail our operations and go out of business. Our success depends in a large part in the ability of our ability to create additional product lines sufficient to create a catalog of programs to offer allowing us to implement a successful marketing and sales plan. While we are currently seeking to hire additional computer programmers and educators to consult with as to program accuracy and content there is no guarantee that these efforts will result in any substantial sales. Because of the lack of funding, we are unable to hire a dedicated programming and research consulting team who will devote their efforts to helping us design and create new programs of high quality in a timely manner.

If we are able to obtain sufficient funding to become fully operational, there is no guarantee that we will be able to find personnel who will be able to work closely with the Company to help design and create new lines of product or to process orders, including special orders, made via the internet.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. For further discussion on the application of these and other accounting policies, see Note 1 to the accompanying audited financial statements for the year ended December 31, 2010, from inception (January 6, 2009) through December 31, 2009, and from inception (January 6, 2009) through December 31, 2010, included elsewhere in this Prospectus. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Basis of Presentation/Going Concern

These financial statements have been prepared for purposes of registration with the Securities and Exchange Commission ("SEC"), and they present Virtual Learning’s financial position, results of operations, and cash flows in accordance with accounting principles generally accepted in the United States of America. These standards contemplate continuation of Virtual Learning as a going concern.

However, Virtual Learning has sustained substantial stock-based operating losses aggregating $800,000 and cash-based losses of $9,908 for the period from inception (January 6, 2009) through December 31, 2010 $4,296 for the three months ended March 31, 2011. This factor alone raises substantial doubt about Virtual Learning’s ability to continue as a going concern. Virtual Learning has also capitalized $274,000 of stock-based curriculum development costs as of December 31, 2010. The recovery of these assets and continuation of future operations are dependent upon Virtual Learning’s ability to obtain additional debt or equity capital and its ability to generate revenues sufficient to continue pursuing its business purposes. Virtual Learning is actively pursuing financing to fund future operations.

To date, Virtual Learning’s cash-based operations have been funded by the issuance of 10,000,000 shares of common stock for $10,000 or $.001 per share to Thomas P. Monahan (President and majority shareholder) and the issuance of an additional 100,000 shares of common stock for an aggregate price of $20,000 or $.20 per share to an unrelated third party.

In addition, Mr. Monahan loaned Virtual Learning cash of $16,000, charged Virtual Learning costs and expenses of $8,540 on a personal credit card, and contributed computer equipment at a stated value of $3,000 As of March 31, 2011 Mr. Monahan has charged an additional $903 on a personal credit card. As of December 31, 2010, $25,900 of these amounts have been repaid.

Virtual Learning is subject to a number of risks similar to those of other development stage enterprises. These risks include, but are not limited to, rapid technological change, dependence on key personnel, competing new product introductions and other activities of competitors, the successful development and marketing of its products, and the need to obtain adequate additional capital necessary to fund future operations.

Since its inception on January 6, 2009, Virtual Learning has devoted its efforts principally to creating initial computer software products, research and development, and the accumulation of content for additional titles, business development activities, and raising capital. As a result, Virtual Learning is considered a development stage enterprise as defined in accounting principles generally accepted in the United States of America. Virtual Learning’s accumulated deficit during the development stage (the period from inception (January 6, 2009) through December 31, 2010 equals $809,908. Virtual Learning’s accumulated deficit during the development stage (the period from inception (January 6, 2009) through March 31, 2011 equals $814,204.

Virtual Learning's future capital requirements will depend upon many factors, including progress with marketing its technologies, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities, and other arrangements.

There is no assurance that Virtual Learning can reverse its operating losses, or that it can raise additional capital to allow it to continue its planned future operations. These factors raise substantial doubt about Virtual Learning's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary from an unfavorable resolution of this uncertainty.

Management expects that Virtual Learning will experience negative cash flows from operations and net losses for the foreseeable future or until Virtual Learning completes enough software and video educational titles to implement a successful marketing program. Management believes that a total of sixteen (16) titles representing courses in mathematics and science for grades K through 8 will be sufficient to generate sufficient revenue to bring Virtual Learning to a break-even-point. Management has completed five (5) computer software titles relating to the teaching of Basic English for foreign speaking individuals ( these 5 language titles are in addition to the 16 minimum titles needed to achieve breakeven) and eleven (11) titles relating to geometry and algebra for grades first through fifth grade. To complete the 16 titles required 1) generation of a core curriculum analysis; 2) generation of a storyboard incorporating and outlining the core curriculum; 3) development of the related content, i.e. generating a artistic rendition of the storyboard in an Adobe Flash based environment; and 4) iterative improvements upon the preliminary product based upon feedback from educators, parents and students. The estimated time to complete the 5 additional minimum titles needed to achieve breakeven is approximately 2 months if the offering is successful to the extent of the sale of at least 50% of the shares offered hereby, four months if 25% of the shares offered hereby are sold, and up to seven months if no proceeds result from this offering.  The cost to produce these additional titles is approximately $16,000. However, it should be noted that if necessary, the expense to produce these titles will be a further capital contribution made by Mr. Monahan if the offering is not completed in that Mr. Monahan intends to continue to perform all programming needed to complete the additional five titles as well as planning to continue beyond those five additional titles to add additional titles himself if funding is not achieved.

Based upon current expectations, management believes that Virtual Learning's existing capital resources, plus the proceeds of a planned public offering of approximately $500,000 will be sufficient to meet Virtual Learning's operating expenses and capital requirements to create the minimum of 16 additional titles to achieving a goal of 32 titles (which also is in addition to the five language titles described above) at which point Virtual Learning expects to have been shipping commercial product and recognizing revenue for over twelve months and selling annual memberships to view courses on line. To complete the next 16 titles will require the same steps as for the eleven titles set forth above..  It is hoped that by utilizing the proceeds of this Offering that the time frame for generating the next 16 titles can be substantially decreased and accomplished in the next year following the completion of the Offering contemplated herein.  It is believed by management that the proceeds of this Offering, if the maximum is sold, will be sufficient to meet all of the anticipated capital requirements of the Company during the next twelve months.

With respect to the time line for accomplishing the above milestones and their associated cost, please note that the percentage of the maximum offering proceeds obtained by the Company will effect the speed with which each function is met.  The following table presents those trade-offs for the development of the five additional mathematics and science courses needed to complete the first sixteen titles as well as the sixteen additional titles mentioned above:

   Maximum

50% of Maximum

25% of Maximum

      Sold

        Sold

        Sold

1) Curriculum

    3 months

    5 months

       7 months

     Analysis

     $8,000

     $4,000

        $2,000

2)  Storyboards

    3 months

    5 months

       8 months

     $8,000

    $4,000

        $2,000

3)  Flash

    4 months

    7 months

       12 months

     Rendition

     $120,000

    $60,000

        $29,000

4)  Feedback           2 months

    4 months

        3 months

     Improvements     $30,000

    $15,000

         $6,750

Totals

   12 months

    21 months

       30 months

    $166,000

     $83,000

        $39,750

In the event a public offering cannot be completed in a timely manner or under acceptable conditions, Virtual Learning believes that it can continue to run its operations by operating at minimal staffing and relying on the services of Thomas P. Monahan to provide the funds and skills required to continue operating and complete the design and computer programming of the required educational titles and enable Virtual Learning to complete its marketing plans.

If Virtual Learning does not complete the planned public offering, and if no other sources of additional capital are available, management anticipates that it would substantially reduce Virtual Learning's operating expenses to the minimum required to support the continued development of its technology. Mr. Monahan has agreed to provide the additional funds as needed to ensure the continuation of Virtual Learning and to provide the programming and technical skills needed to complete the planned software and video titles on CD and DVD formatted disks. There can be no assurance that Mr. Monahan will be able to complete the titles in a timely manner to take advantage of the void in the market place for this form of educational materials in these formats. There can be no assurance that Virtual Learning's negative cash flows will not necessitate ceasing operations entirely.

We intend to start soliciting membership for our website within the next two months regardless of the results of this offering.  Only the extent of the solicitation will be affected by the offering proceeds. We would commence the solicitation with fewer modules. To solicit memberships and ship product with the sixteen planned titles would occur in seven months if no proceeds resulted from this offering (assuming no other funds were obtained by the Company); six months if 25% of the shares offered hereby are sold; four months if 50% of the shares offered hereby are sold and three months if the maximum number of shares offered hereby are sold..

The costs of the marketing plan is set forth below based upon the amounts of proceeds derived from this offering and the individually planned marketing efforts:
	Percentage of Maximum Proceeds
	100%	50%	25%	None(2)
Radio advertising	$5,000	$5,000	$1,000	$1,000
Trade shows	30,000	5,000	1,000	100
Newspaper and magazine ads	10,000	5,000	-0-	-0-
Bill board	5,000	3,000	1,000	500
Advertising on Cable TV	4,000	2,000	-0-	-0-
Direct Email advertising	4,000	2,000	500	500
Internet marketing (pay per click budget)	3,600	1,800	600	300
Internet banners	5,000	5,000	-0-	-0-
Purchasing Internet space on another website	4,000	2,000	500	500
Search engine optimization	4,000	2,000	-0-	-0-
Social media presence on Face Book, My Space etc	NC(1)	NC	NC	NC
Sales through commissioned salespeople	NC	NC	NC	NC
Direct marketing to teachers	5,000	3,000	1,000	500
Direct marketing to homeschoolers	5,000	3,000	1,000	500
Distributor marketing (word of mouth)	NC	NC	NC	NC
Permission marketing	NC	NC	NC	NC
Pass-it-On Viral marketing	NC	NC	NC	NC
Affiliate Programs	NC	NC	NC	NC
Total marketing costs	$84,600	$38,800	$6,600	$3,900
Unallocated marketing budget	40,400	26,200	3,650
Total marketing budget	$125,000	$65,000	$10,250
(1)NC means no cash is needed to execute these marketing avenues.
(2)Cash amounts in the None category will be supplied from other sources.

(3)Cash uncommitted from the use of proceeds for marketing will be reallocated based upon  results from the above initial outlays from the offering proceeds to reinforce the most successful marketing approaches based upon the experience derived from those outlays

Property and Equipment

Property and equipment is presented at stated value upon contribution or at the cost of acquisition. Depreciation is provided using the straight-line method over an estimated useful life of five years. Repairs and maintenance is expensed as incurred, and renewals and betterments are capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

On an ongoing basis, Virtual Learning’s management evaluates its estimates, including those related to revenue recognition, the need for an allowance for uncollectible accounts receivable, fair value of investments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, deemed value of common stock for the purpose of determining stock-based compensation, and income taxes, among others. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Virtual Learning’s management (board of directors) determines the value assigned to shares of common stock in the absence of a public market for these shares.

Fair Value of Financial Instruments

The carrying amounts of Virtual Learning’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities, approximate fair value because of their short maturities.

Capitalized Curriculum Development Costs

Virtual Learning internally develops curriculum, which is primarily provided as web content and accessed via the Internet. Virtual Learning also creates textbooks and other offline materials.

Virtual Learning capitalizes curriculum development costs incurred during the application development stage in accordance with accounting principles generally accepted in the United States of America. These principles provide guidance for the treatment of costs associated with computer software development and defines those costs to be capitalized and those to be expensed. Costs that qualify for capitalization are external direct costs, payroll and payroll-related expenses. Costs related to general and administrative functions are not capitalized and are expensed as incurred. Virtual Learning capitalizes curriculum development costs when the projects under development reach technological feasibility. Many of our new courses are leveraged off of proven delivery platforms and are primarily content, which has no technological hurdles. As a result, a significant portion of our courseware development costs qualify for capitalization due to the concentration of our development efforts on the content of the courseware.

Technological feasibility is established when we have completed all planning, designing, coding, and testing activities necessary to establish that a course can be produced to meet its design specifications. Capitalization ends when a course is available for general release to our customers, at which time amortization of the capitalized costs begins. The period of time over which these development costs will be amortized is generally five years. This is consistent with the capitalization period used by others in our industry and corresponds with our product development lifecycle.

Total capitalized curriculum development costs incurred were $122,000, $152,000 and $3,000 for the year ended December 31, 2010 and from inception (January 6, 2009) through December 31, 2009 and for the three months ended March 31, 2011, respectively. These amounts are recorded in the accompanying balance sheets, net of amortization and impairment charges, if applicable. Amortization and impairment charges are recorded in product development expenses on the accompanying statements of operations. Amortization expense for the year ended December 31, 2010 and from inception (January 6, 2009) through December 31, 2009 and for the three months ended March 31, 2011 were none, none and none, respectively.

Cash and Cash Equivalents and Short-Term Investments

Virtual Learning invests its excess cash, if any, in money market funds and in highly liquid debt instruments of the U.S. government, its agencies, and municipalities. All highly liquid investments with stated maturities of three months or less from date of purchase are classified as cash equivalents; all highly liquid investments with stated maturities of greater than three months are classified as short-term investments.

Offering Costs

Deferred offering costs incurred by Virtual Learning in connection with the proposed registration statement will be expensed as incurred

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied: there is persuasive evidence of an arrangement, the customer has access to full use of the product, the collection of the fees is reasonably assured, and the amount of the fees to be paid by the customer is fixed or determinable.

Revenue from customer subscriptions is recognized ratably over the subscription term beginning on the commencement date of each subscription. The average subscription term is twelve (12) months for our products, and all subscriptions are on a non-cancelable basis. When additional months are offered as a promotional incentive, those months are part of the subscription term. As part of their subscriptions, customers generally benefit from new features and functionality with each release at no additional cost.

Although our membership contracts are generally non-cancelable, customers have the right to cancel their contracts by providing prior written notice to us of their intent to cancel the remainder of the contract term. In the event a customer cancels its contract, they are not entitled to a refund for prior services we have provided to them.

On a quarterly basis, the amount of revenue that is reserved for future cancellations is calculated based on our historical trends and data specific to each reporting period. We review the actual cancellations evidenced in prior quarters as a percent of revenue to determine a historical cancellation rate. We then apply the historical rate to the current period revenue as a basis for estimating future cancellations. When necessary, we will also provide a specific cancellation reserve.

Customer support is provided to customers following the sale at no additional charge and at a minimal cost per call.

Virtual Learning does not incur significant up-front costs related to providing its products and services and therefore does not defer any expenses.

Revenue from the sale of CD’s or DVD’s and other materials is recognized when shipped or available to the customer in a downloadable format.

Cost of Revenue

Cost of revenue includes the cost to host and make available Virtual Learning’s products and services to its customers. A  significant portion of the cost of revenue includes salaries and related costs of engineering employees and contractors who maintain Virtual Learning’s servers and technical equipment and work on Virtual Learning’s web-based hosted platform. Other costs include facility costs for Virtual Learning’s web platform servers and routers, network monitoring costs, depreciation of network assets and amortization of the technical development intangible assets.

Operating Expenses

Operating expenses consists of sales and marketing, content development and general and administrative expense. Sales and marketing expense consists primarily of salaries, commissions and related costs for Virtual Learning’s inside and field sales teams, marketing, customer service, training, and account management. Sales and marketing also includes direct marketing costs, travel, and amortization of customer relationship intangible assets.

Content development expense consists primarily of salaries and related costs for employees who write the questions for Virtual Learning’s products and amortization of content intangible costs. General and administrative expense consists primarily of salaries and related costs for executives, finance and accounting, human resources, customer relations and order management. General and administrative expense also includes professional services, rent, insurance, travel, depreciation, and other corporate expenses.

Net Income (Loss) Per Share

Per share data has been computed and presented pursuant to the provisions of accounting principles generally accepted in the United States of America. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Income Taxes

Virtual Learning accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in the provision for income tax in the statements of operations. Virtual Learning evaluates the probability of realizing the future benefits of its deferred tax assets and provides a valuation allowance when realization of the assets is not reasonably assured.

Virtual Learning recognizes in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

Seasonality of Business

In the United States, seasonal trends associated summer vacations, start of academic years, normal gift giving holidays, popular shopping holidays and occasions, promotion to the next grade level expected to be higher because of relationship of purchasing gifts and needed items for friends and family members being specifically associated with these occasions. In addition, sales of subscriptions to organizations willing to sponsor group subscribers, start of school budget years, and state testing calendars also affect the timing of our sales of subscriptions to new and existing subscribers. At present, we anticipate that subscriptions to our products will generate the vast majority of our revenue. We rely significantly on our ability to secure renewals for subscriptions to our products as well as sales to new subscribers.

RESULTS OF OPERATIONS – VIRTUAL LEARNING COMPANY

Results of Operations - Comparison for the periods ended December 31, 2009 and 2010

We are a development stage enterprise formed to market a unique line of educational software, including audio-visual textbooks and online content through our website with the registered domain name of mathisbasic.com and learningisbasic.com. The lack of completed titles and working capital hampered operations in both 2009 and 2010.

Management has taken substantial time in the development and programming of our virtual textbooks and related materials and thought was spent in updating our website. The measure of our success in the future will depend on our ability to navigate through a treacherous macroeconomic environment and challenging market conditions, execute our strategic vision, including attracting and retaining the management talent necessary for such execution, designing and delivering products that are acceptable to the marketplaces that we serve, sourcing the manufacture and distribution of our products on a competitive and optimal basis and focusing our retail capabilities.

The summary of selected financial data table below should be referenced in connection with a review of the following discussion of our results of operations for both the year ending December 31, 2010, from inception (January 9, 2009) through December 31, 2009, and from inception (January 9, 2009) through December 31, 2010.

STATEMENTS OF OPERATIONS

(A Development Stage Enterprise)

For the Year ended December 31, 2010	From January 6, 2009 (inception) To December 31, 2009	From January 6, 2009 (inception) To December 31, 2010

Revenue	$ -	$ -	$ -

Operating Expenses
Selling, general and administrative	8,540	372	8,912
Common stock issued for consulting fees		600,000	600,000
Common stock issued for legal fees	120,000	80,000	200,000
Depreciation and amortization	_____696	_____300	____996

Total operating expenses	__129,236	__680,672	809,908

Loss from operations	(129,236)	(680,672)	(809,908)

Other income/deductions	______-	______-	______-

Net loss	$ (129,236)	$ (680,672)	$ (809,908)

Revenues

From inception (January 9, 2009) through December 31, 2009, revenues were none as compared to none for the year ended December 31, 2010. This lack of revenue was mainly the result of the lack of capital to implement its business plan and hire additional personnel to help complete virtual textbook courses.

Cost of Sales

From inception (January 9, 2009) through December 31, 2009, cost of sales were none as compared to none for the year ended December 31, 2010. This lack of cost of sales can be attributed to lack of initiating our marketing plan.

Operating Expenses

From inception (January 9, 2009) through December 31, 2009, we incurred $372 in selling, general, and administrative expenses as compared to $8,540 for the year ended December 31, 2010. Expenses for the year ending December 31, 2010 aggregating $8,540 include: Nevada state franchise taxes of $700; computer expenses of $6,871; office expenses of $437; and, travel expenses of $532. This increase of $8,168, results in the increase in expenses relating to the development of our website, courses, and the purchase of services from web hosting companies. In addition, the Company issued an aggregate of 3,000,000 shares of common stock to Dr. John Swint for an aggregate consideration of $600,000 or $0.20 per share, in consideration for educational, marketing, and financial consulting services for the year ended December 31, 2009.  We also issued an aggregate of 600,000 shares of common stock to Mr. Roger Fidler in consideration for legal services valued at $120,000 or $0.20 per share.

Liquidity and Capital Resources

As of December 31, 2009 and 2010, our cash balance was $22,028 and $18,573, respectively, total assets were $176,728 and $295,732, respectively, and total current liabilities amounted to $15,400 and $1,640, respectively, including an advance from Mr. Monahan of $18,500 and $9,040 respectively and repayments of officer loans payable of $3,100 and $22,800 respectively. As of December 31, 2009 and 2010, the total stockholders’ equity was $161,328 and $294,092, respectively. Until the company achieves a net positive cash flow from operations, we are dependent on Mr. Monahan to advance the Company sufficient funds to continue operations as well as the continued contribution of services by officers of the Company. We may seek additional capital to fund potential costs associated with expansion and/or acquisitions.

Results of Operations - Comparison for the three months ended March 31, 2009, 2010 and 2011

The summary of selected financial data table below should be referenced in connection with a review of the following discussion of our results of operations for both the three months ending March 31, 2011 and 2010, from inception (January 6, 2009) through March 31, 2009, and from inception (January 6, 2009) through March 31, 2011.

	Three months ended March 31, 2011	Three months ended March 31, 2010	From inception (January 6, 2009) to March 31, 2009	From inception (January 6, 2009) to March 31, 2011
Revenue	$ -	$ -	$ -	$ -

Selling, general and administrative	4,146	1,806	--	13,058
Common stock issued for consulting fees	-		600,000	600,000
Common stock issued for legal fees		120,000	80,000	200,000
Depreciation and amortization	150	150		1,146
Total operating expenses	4,296	121,,956	680,000	814,204

Loss from operations	(4,296)	(121,956)	(680,000)	(814,204)

Other income/deductions	-	-	-	-

Net loss	$ (4,296)	$ (121,956)	$ (680,000)	$ (814,204)

Revenues

For the three months ended March 31, 2011, 2010 and , from inception (January 6, 2009) through March 31, 2009, revenues were none, none and none. This lack of revenue was mainly the result of the lack of capital to implement its business plan and hire additional personnel to help complete virtual textbook courses.

Cost of Sales

For the three months ended March 31, 2011, 2010 and , from inception (January 6, 2009) through March 31, 2009, cost of sales were none, none and none. This lack of cost of sales can be attributed to lack of initiating our marketing plan.

Operating Expenses

From inception (January 9, 2009) through March 31, 2009 , we incurred $-0- in selling, general, and administrative expenses as compared to $1,806 and $4,146 for the three months ended March 31, 2010 and 2011 respectively. These increases of $1,806 and $2,340, result in the increase in expenses relating to the development of our website, courses, and the purchase of services from web hosting companies.  General and administrative expenses for the three months ended March 31, 2011 aggregating $4,146 include: Nevada franchise taxes of $550; computer expenses of $1,016; copyright expenses of $280; and, professional fees of $2,300.  General and administrative expenses for the three months ended March 31, 2010 aggregated $1,806 include office expenses of $114 and computer expenses of $1,692.  In addition, the Company issued an aggregate of 3,000,000 shares of common stock to Dr. John Swint for an aggregate consideration of $600,000 or $0.20 per share for educational, marketing and financial consulting services.  We also issued an aggregate of $600,000 shares to Mr. Roger Fidler in consideration of legal services valued at $120,000 or $0.20 per share.

Liquidity and Capital Resources

As of March 31, 2011, our cash balance was $15,329, total assets were $295,338, and total current liabilities amounted to $2,542, which includes an advance from Mr. Monahan of $902.  As of March 31, 2011, the total stockholders’ equity was $292,796.  Until the company achieves a net positive cash flow from operations, we are dependent on Mr. Monahan to advance the Company sufficient funds to continue operations as well as the continued contribution of services by officers of the Company. We may seek additional capital to fund potential costs associated with expansion and/or acquisitions.

In their report dated April 15, 2011, our independent auditors stated that our financial statements for the year ended December 31, 2009 and 2010 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. In light of our financial position, and the current global credit crisis, we may be unable to raise working capital sufficient to continue to fund the operations of the business. If we are unable to continue as a going concern, you may lose your entire investment. Our management has currently been advancing funds to the Company to help sustain its operations on a non-interest bearing and unsecured basis. Given the difficult current economic environment, we believe that it will be difficult to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available. In addition, the going concern explanatory paragraph included in our auditor’s report on our financial statements could inhibit our ability to enter into strategic alliances or other collaborations or our ability to raise additional financing. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations and/or seek bankruptcy protection. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations. In addition, if we raise additional funds through the issuance of equity securities, the percentage ownership of our stockholders could be significantly diluted.

We believe that future funding may be obtained from public or private offerings of equity securities, debt or convertible debt securities or other sources. Stockholders should assume that any additional funding will likely be dilutive. Accordingly, our officers, directors, and other affiliates are not legally bound to provide funding to us. Because of our limited operations, if our officers and directors do not pay for our expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

Inflation

The impact of inflation on the costs of our company, and the ability to pass on cost increases to its subscribers over time is dependent upon market conditions. We are not aware of any inflationary pressures that have had any significant impact on our operations over the past quarter, and we do not anticipate that inflationary factors will have a significant impact on future operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

We estimate that in the next twelve months we will need a minimum of approximately $230,000 in new funds; specifically $47,000 in salaried, $18,000 in general and administrative costs, $45,000 for the purchase of additional computers and $65,000 in marketing and promotion, $5,000 for inventory and product samples, and $50,000 in working capital.

We believe that future funding may be obtained from public or private offerings of equity securities, debt or convertible debt securities or other sources. Stockholders should assume that any additional funding will likely be dilutive. Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us. Because of our limited operations, if our officers and directors do not pay for our expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our sole executive officer and directors:

Name	Age	Position
Thomas Monahan	63	Chief Executive Officer, Chief Financial Officer, President, Secretary and Director

Set forth below is a biographical description of our executive officers and directors based on information supplied by each of them.

Thomas Monahan has been President of the Company from its inception to present. Mr. Monahan is a retired Certified Public Accountant who was in public practice as a sole practitioner from 1986 though December 2005. During this time, an injury to both of his legs and an extensive hospital and rehabilitation period no longer permitted him to meet the travel requirements of his engagements. On December 19, 2005, the New Jersey State Board of Accountancy entered a Consent Order whereby Mr. Monahan voluntarily agreed not to renew his license to practice accountancy in the State of New Jersey and to surrender his license, which expired December 31, 2005. The action arose because Mr. Monahan did not respond to an ethics inquiry by the American Institute of Certified Public Accountants. The failure to respond was due initially to Mr. Monahan’s prolonged hospital stay, caused by an accident and his failure to receive the notice mailed to his vacated residence during the hospital stay. Subsequently, Mr. Monahan had no interest in pursuing public accountancy due to his physical disability and thus did not bother to respond to the inquiry. No further action was taken by either the American Institute of Certified Public Accountants or the New Jersey State Board of Accountancy with respect to the underlying ethics inquiry that had been pending for many years concerning Mr. Monahan’s involvement in the audit of Searex, Inc., a private company because Mr. Monahan decided not to renew his license to practice accounting in 2006.

Before working as a Certified Public Accountant, Mr. Monahan served as Comptroller for Superior Steakhouse Systems, Inc. Mineola, New York. From 1983 to 1984, Mr. Monahan was Assistant Comptroller for CoverTemp, Inc. in White Plains, New York. Mr. Monahan received his B.A. degree from Rutgers University in 1970, his M.A. in Distributive and General Business Education from Montclair State College in Montclair, New Jersey in 1975 and was certified as a teacher for the State of New Jersey K-12 and Distributive and Marketing education. Mr. Monahan’s teaching license has lapsed. He served as a student teacher at Orange High School in Orange, New Jersey for 16 weeks specializing in Urban Education and taught at John F. Kennedy High School in Paterson, New Jersey.

CODE OF ETHICS

We have not adopted a Code of Ethics and Business Conduct for Officers, Directors, and Employees that applies to all of the officers, directors, and employees of our company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us from inception (January 9, 2009) through December 31, 2009 and for the year ended December 31, 2010 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2010, whose total compensation exceeded $100,000. No compensation greater than $100,000 was awarded during the period ended December 31, 2009.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Monahan(1)	2009	--	--	--	--	--	--	--	--
	2010	--	--	--	--	--	--	--	--

(1) President and director.

OUTSTANDING EQUITY AWARDS

No named executive officer has received an equity award.

DIRECTOR COMPENSATION

We do not pay directors compensation for their service as directors.

Employment and Other Agreements

We have not entered into any employment agreement as of the date hereof.

DIRECTOR INDEPENDENCE

Our board of directors has determined that Thomas P. Monahan is not an “independent” director, based on the independence criteria set forth in the corporate governance listing standards of the Nasdaq Stock Market, the exchange that we selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) (1) of Regulation S-K. An independent director means a person who is not an employee (or a relative of an employee), who has no material business relationship with the company, and is not a significant owner of the company’s shares. Due to its small size, the Company does not presently have a separately designated audit committee, compensation committee, or nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 6, 2009, Virtual Learning issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas P. Monahan, President, in consideration for cash of $10,000.

As of December 31, 2009 and 2010 and March 31, 2011, Thomas P. Monahan had advanced Virtual Learning net interest free loans aggregating $15,400, $1,640 and $2,542 respectively.

Virtual Learning occupies office space rent free on a month to month basis at 60 Knolls Crescent, Apartment 9M, Bronx,

 New York 10463.

Virtual Learning has accumulated capitalized software development costs at December 31, 2009 and 2010 aggregating $12,000 and $12,000 and contributed these amounts to Virtual Learning as additional paid-in capital. These costs represent the fair market value of time contributed to Virtual Learning by Thomas Monahan, President.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2010 with respect to the beneficial ownership of the Company's outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors, and director nominees; and (iii) our directors, director nominees, and named executive officers as a group, as such will exist after the issuance of shares. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 15,350,000 shares of common stock outstanding as of May 31, 2011.

	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Thomas Monahan 60 Knolls Crescent Apt 9M Bronx, New York 10463	10,000,000	65.15%

The following table sets forth certain information, as of December 31, 2010 with respect to the pro forma beneficial ownership of the Company's outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors, and director nominees; and (iii) our directors, director nominees, and named executive officers as a group, as such will exist after the issuance of shares, assuming the maximum numbers of shares offered hereby are sold. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 15,350,000 shares of common stock outstanding as of December 31, 2010 and at May 31, 2011.

	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Thomas Monahan (2) 60 Knolls Crescent Apt 9M Bronx, New York 10463	10,000,000	65.15%

Dr. John Swint (3) 1302 Normandy Road Macon, Georgia 31210	3,000,000	19.54%

Roger L. Fidler (3) 400 Grove Street Glen Rock, New Jersey 07452	1,000,000	6.51%
All officers and directors as group of 1 person	10,000,000	65.15%

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d) (1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Any holder of more than five (5%) percent.

Blue Sky

Thirty-eight states and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside in these states, outside the U.S. or in Pennsylvania, New York, and Louisiana. We will make the appropriate filings in Pennsylvania, New York, and Louisiana to permit sales of the securities registered in this offering.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

This Offering relates to the sale of up to 1,000,000 Shares at the estimated Offering price of $.50 per share in a “best-efforts” direct public offering, without any involvement of underwriters. The Shares will be offered and sold by our officers, directors, and/or employees. None of these persons will receive a sales commission or any other form of compensation for this Offering. In connection with their efforts, our officers, directors and employees will rely on the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements. No one has made any commitment to purchase any or all of the Shares being offered. Rather, our directors, officers, and/or employees will use their best efforts to find purchasers for the Shares. We are not required to sell any minimum number of Shares in this Offering. Funds received from investors will not be placed in an escrow, trust, or similar account. Instead, all cleared funds will be immediately available to us following their deposit into our bank account, and there will be no refunds once a subscription for Shares are accepted. We cannot predict how many Shares, if any, will be sold.

We will bear any expenses of this offering, which we estimate to be $20,000.

We also may retain an underwriter to assist us or to supplant our selling efforts in the Offering. At this time we do not have any binding commitments, agreements, or understandings with any potential underwriter. If we elect to utilize an underwriter, we will amend this Prospectus. We have prepared this prospectus as if we are not using an underwriter to assist us with this Offering. To the extent that we are able to sell the Shares directly through our officers, directors, and employees, the net proceeds received from this Offering will be correspondingly higher than if we engage an underwriter.

This Offering will terminate no later than 12 months after the effective date of this prospectus, unless the Offering is fully subscribed before that date or we decide to close the Offering prior to that date. In either event, the Offering may be closed without further notice to you. All costs associated with the registration will be borne by us.

We have not authorized any person to give any information or to make any representations in connection with this Offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus. Purchasers of share either in this Offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

Prior to the date of this prospectus, there has been no trading market for our Common Stock. We hope our shares of Common Stock will be quoted for trading on the OTCBB. Until an active and steady trading market develops for our Common Stock, the price at which shares of our Common Stock may trade may fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our shares, developments affecting our businesses generally, including the impact of the factors referred to in “RISK FACTORS” above, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our shares or that an investor will be able to resell the Shares purchased in this Offering.

Shares of Common Stock sold in this Offering will be freely transferable, except for shares of our Common Stock received by persons who may be deemed to be “affiliates” of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our Common Stock is considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1(g) under the Securities Exchange Act of 1934 because we do not have:

Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and

Average revenue of at least $6,000,000 for the last three years.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.

We are not currently listed in Standard and Poor's Corporation Records, a nationally recognized securities manual, which would provide us with “manual” exemptions in 38 states as indicated in 1 Blue Sky L. Rep. (CCH) 2401 (2008), entitled “Standard Manuals Exemptions.” We intend to obtain a listing in Standard and Poor's Corporation Records and intend to do so as soon as possible.

Thirty-eight states have what is commonly referred to as a “manual exemption” for secondary trading of securities purchased under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Records listing or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In most instances, under current state rules, secondary trading can occur in these states without further action. However, no assurance can be given that such rules will not change in the future or that a specific secondary trading transaction will qualify for a manual exemption.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Procedures for Subscribing to Shares Offered by the Company

If you decide to subscribe for any shares in this Offering, you are required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to The Virtual Learning Company, Inc.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an FINRA Market Maker and they have filed our application on Form 211 with the FINRA, and FINRA has cleared such listing pending the effectiveness of the registration statement of which this prospectus forms a part. Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

SHARES ELIGIBLE FOR FUTURE SALE

As of December 31, 2010, and May 31, 2011, the Company’s 15,350,000 shares of issued and outstanding Common Stock were held by the Company’s twelve (12) present shareholders. Only the shares to be held by Thomas P. Monahan and Dr. John Swint will be subject to the volume selling requirements and manner of sale requirements of Rule 144.

In general with respect to companies who are reporting companies under the 1934 Securities Exchange Act , under Rule 144 as currently in effect, an affiliate person or persons who has beneficially owned Restricted Shares for at least six months is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i) One percent of the outstanding shares of Common Stock; or

(ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.  These shares must be sold in a open market transaction and the Company must have been current in its required filings under the 1934 Securities Exchange Act for the preceding twelve months or such shorter time that the Company was subject to the reporting requirements and must be presently current for ninety (90) days in those filings. An affiliate must also file a notice of the sale

A person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least six months may resell such shares without regard to the quantity of sale, manner of sale or notice requirements described above. VIRTUAL is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price”.

If the Company is not a reporting company or not current in its filing requirements then the non-affiliates’ holding period is increased to one year.  Affiliates may not sell under such circumstances pursuant to Rule 144.

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 70,000,000 shares of common stock, par value $.001 per share. As of December 31, 2010, there were 15,350,000 shares of Common Stock issued and outstanding. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Our authorized capital stock consists of 70,000,000 shares of common stock, par value $.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution, or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to common stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants, or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

We have to mention preferred shares at $.001 par value nothing outstanding at December 31, 2010 with rights and privileges as may be determined from time to time by the Board of Directors.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer, or employee of the Company. Furthermore, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in the Company except Roger Fidler.

TRANSFER AGENT

The Transfer Agent and Registrar for the common stock will be ______________.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Roger L. Fidler, Esq., 145 Highview Terrace, Hawthorne, New Jersey 07506. His telephone number is (973) 949-4193. Mr. Fidler owns 1,000,000 shares of the Company’s common stock.

EXPERTS

Our audited financial statements as of December 31, 2010 and 2009 and for the periods then ended and for the period from January 6, 2009 (inception) to December 31, 2010 have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated April 15, 2011 upon authority as experts in accounting and auditing. LGG & Associates, PC’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

DESCRIPTION OF PROPERTY

We maintain our principal office at 60 Knolls Crescent, Apt. 9M, Bronx, NY 10463. Our telephone number is (973) 768-4181. We currently do not occupy office space, as our business is primarily e-commerce. This arrangement is expected to continue until such times as it becomes necessary for us to relocate, as to which no assurances can be given.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

LITIGATION

The Company is not engaged in any litigation, nor is any litigation pending or been threatened.

OUR TRADING SYMBOL

The Common Stock of Virtual does not have a trading symbol at this time.

As of March 31, 2011 there were 11 shareholders of record for the Company’s 15,350,000 shares of outstanding common stock.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

CERTAIN PROVISIONS OF THE BYLAWS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION

Article X of the By-Laws of the Company provides indemnification to the fullest extent permitted by Nevada law for any person whom the Company may indemnify there under, including directors, officers, employees, and agents of the Company. In addition, the By-Laws, as permitted under the Nevada General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's By-laws may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's By-Laws provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

NEVADA ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

Provisions of Nevada law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to the Nevada General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

(i) The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

(ii) Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

(iii) On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

Upon effectiveness of this registration statement, we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form S-1 with the Commission to register shares of our common stock. This prospectus is part of that registration statement and as permitted by the Commission’s rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement

INDEX TO THE FINANCIAL STATEMENTS

Page(s)

Index to the Financial Statements

Report of Independent Registered Certified Public Accounting Firm                   66

on the Audited Financial Statements

Report of Independent Registered Certified Public Accounting Firm                   67

on the Unaudited Financial Information

Balance Sheets as of March 31, 2011 (Unaudited) and December 31, 2010 and 2009 69

Statements of Operations for the year ended December 31, 2010, from

Inception (January 6, 2009) through December 31, 2009, and from

Inception (January 6, 2009) through December 31, 2010                                            70

Statements of Operations for the three months ended March 31, 2011 and 2010,

from inception (January 6, 2009) through March 31, 2009, and

from Inception (January 6, 2009) through March 31, 2011 (Unaudited)                      71

Statement of Changes in Stockholders’ Equity from Inception

(January 6, 2009) through December 31, 2010, and for the three months ended March 31, 2011 (Unaudited)

72

Statements of Cash Flows for the year ended December 31, 2010, from

Inception (January 6, 2009) through December 31, 2009, and from

Inception (January 6, 2009) through December 31, 2010                                             73

Statements of Cash Flows for the three months ended March 31, 2011 and 2010,

from inception (January 6, 2009) through March 31, 2009, and

from Inception (January 6, 2009) through March 31, 2011 (Unaudited)                 74

Notes to the Financial Statements                                                                           75-85

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

ON THE AUDITED FINANCIAL STATEMENTS

To the Stockholders and Board of Directors

THE VIRTUAL LEARNING COMPANY, INC.

New York, New York

In accordance with the terms and objectives of our engagement, we have audited the accompanying balance sheets of The Virtual Learning Company, Inc. (A Development Stage Enterprise) as of December 31, 2010 and 2009, and the related statements of operations and cash flows for the year ended December 31, 2010, from inception (January 6, 2009) through December 31, 2009, and from inception (January 6, 2009) through December 31, 2010, and the statement of changes in stockholders’ equity from inception (January 6, 2009) through December 31, 2010. The Virtual Learning Company, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan our audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Virtual Learning Company, Inc. is not required, at this time to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The Virtual Learning Company, Inc.’s internal control over financial reporting. Accordingly, we do not express such an opinion.

An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management of The Virtual Learning Company, Inc., as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph of this report present fairly, in all material respects, the financial position of The Virtual Learning Company, Inc. at December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010, from inception(January 6, 2009) through December 31, 2009, and from inception (January 6, 2009) through December 31, 2010, and the changes in stockholders’ equity from inception (January 6, 2009) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared and are presented assuming that The Virtual Learning Company, Inc. will continue as a going concern. As discussed in the notes to the financial statements and elsewhere in this Form S-1, The Virtual Learning Company, Inc. has incurred cash and significant non-cash operating losses for the year ended December 31, 2010, from inception (January 6, 2009) through December 31, 2009, and from inception (January 6, 2009) through December 31, 2010, has no revenue from sales of products or services, and has not commenced planned principal business operations. There is no assurance that The Virtual Learning Company, Inc. can reverse its operating losses, or that it can raise additional debt or equity capital to allow it to proceed with its planned future operations.

These factors, among others, raise substantial doubt about The Virtual Learning Company, Inc.’s ability to continue as a going concern. The Virtual Learning Company, Inc.’s management plans regarding these matters are disclosed in the notes to the financial statements and elsewhere in this Form S-1. These financial statements do not include any adjustments related to the recoverability of recorded asset values that might be necessary from an unfavorable resolution of this significant uncertainty.

/s/ LGG & Associates, PC

LGG & Associates, PC

Certified Public Accountants and

Management Consultants

Lawrenceville, Georgia

Friday, April 15, 2011

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

ON THE UNAUDITED FINANCIAL INFORMATION

To the Stockholders and Board of Directors

THE VIRTUAL LEARNING COMPANY, INC.

New York, New York

In accordance with the terms and objectives of our engagement, we have reviewed the accompanying balance sheet of The Virtual Learning Company, Inc. (A Development Stage Enterprise) as of March 31, 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the three months ended March 31, 2011, 2010, and 2009, and from inception (January 6, 2009) through March 31, 2011. These financial statements are the responsibility of The Virtual Learning Company, Inc.’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review (as defined by the Public Company Accounting Oversight board (United States)) is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements referred to in the first paragraph of this report for them to be in conformity with accounting principles generally accepted in the United States of America.

We audited the company financial statements as of and for the years ended December 31, 2010 and 2009, and from inception (January 6, 2009) through December 31, 2010, and we expressed an unqualified opinion on them in our report dated Friday, April 15, 2011. We have not performed any auditing procedures since that date.

The accompanying financial statements assume that The Virtual Learning Company, Inc. will continue as a going concern. As discussed in the notes to the financial statements and elsewhere in this Form S-1, The Virtual Learning Company, Inc. has incurred cash and significant non-cash operating losses for the three months ended March 31, 2011 and 2010, and from inception (January 6, 2009) through March 31, 2009, has no revenue from sales of products or services, and has not commenced planned principal business operations. There is no assurance that The Virtual Learning Company, Inc. can reverse its operating losses, or that it can raise additional debt or equity capital to allow it to proceed with its planned future operations.

These factors, among others, raise substantial doubt about The Virtual Learning Company, Inc.’s ability to continue as a going concern. The Virtual Learning Company, Inc.’s management plans regarding these matters are disclosed in the notes to the financial statements and elsewhere in this Form S-1. These interim financial statements do not include any adjustments related to the recoverability of recorded asset values that might be necessary from an unfavorable resolution of this significant uncertainty.

Lawrenceville, Georgia

/s/ LGG & Associates, PC

Friday, May 20, 2011

LGG & Associates, PC

Certified Public Accountants and

Management Consultants

THE VIRTUAL LEARNING COMPANY, INC. (A Development Stage Enterprise) BALANCE SHEETS
ASSETS	March 31, 2011 Unaudited	December 31, 2010	December 31, 2009
CURRENT ASSETS
Cash and cash equivalents	$ 15,329	$ 18,573	$ 22,028

-PROPERTY AND EQUIPMENT, net	3,009	3,159	2,700

OTHER ASSETS
Capitalized curriculum development costs	277,000	274,000	152,000

Total assets	$ 295,338	$ 295,732	$ 176,728

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Officer loan payable	$ 2,542	$ 1,640	$ 15,400

STOCKHOLDERS’ EQUITY

Preferred stock; 5,000,000 shares authorized, $.001 par value, as of March 31, 2011, December 31, 2010 and 2009, there are no shares outstanding

Common stock; 70,000,000 shares authorized, $.001 par value, as of March 31, 2011 and December 31, 2010 and 2009, there are 15,350,000, 15,350,000 and 14,100,000 shares outstanding, respectively	15,350	15,350	14,100

Additional paid-in capital	1,091,650	1,088,650	827,900

Deficit accumulated during the development stage	(814,204)	(809,908)	(680,672)

Net stockholders’ equity	292,796	294,092	161,328

Total liabilities and stockholders’ equity	$ 295,338	$ 295,732	$ 176,728

The accompanying notes are an integral part of these financial statements.

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

Year ended December 31, 2010	From inception (January 6, 2009) to December 31, 2009	From inception (January 6, 2009) to December 31, 2010

Revenue	$ -	$ -	$ -

Operating Expenses
Selling, general and administrative	8,540	372	8,912
Common stock issued for consulting fees		600,000	600,000
Common stock issued for legal fees	120,000	80,000	200,000
Depreciation and amortization	696	300	996

Total operating expenses	129,236	680,672	809,908

Loss from operations	(129,236)	(680,672)	(809,908)

Other income/deductions	-	-	-

Net loss	$ (129,236)	$ (680,672)	$ (809,908)

Basic and diluted loss per common share	$ (.00)	$ (.05)	-

Weighted average shares outstanding	14,750,000	13,075,000	-

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC. (A Development Stage Enterprise) STATEMENTS OF OPERATIONS Unaudited
	Three months ended March 31, 2011	Three months ended March 31, 2010	From inception (January 6, 2009) to March 31, 2009	From inception (January 6, 2009) to March 31, 2011
Revenue	$ -	$ -	$ -	$ -

Selling, general and administrative	4,146	1,806	--	13,058
Common stock issued for consulting fees	-		600,000	600,000
Common stock issued for legal fees		120,000	80,000	200,000
Depreciation and amortization	150	150	-	1,146
Total operating expenses	4,296	121,956	680,000	814,204

Loss from operations	(4,296)	(121,956)	(680,000)	(814,204)

Other income/deductions	-	-	-	-

Net loss	$ (4,296)	$ (121,956)	$ (680,000)	$ (814,204)

Basic and diluted loss per common share	$ (.00)	$ (.00)	$ (.05)	-

Weighted average shares outstanding	15,350,000	14,750,000	13,075,000	-

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

From Inception (January 6, 2009) through December 31, 2010

and for the three months ended March 31, 2011 (Unaudited)

Common stock Shares Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

Common stock issued to founder for cash	10,000,000	$ 10,000	$ -	$ -	$ 10,000

Issuance of common stock for capitalized curriculum development costs of $140,000	3,100,000	3,100	616,900	-	620,000
Issuance of common stock for legal fees	600,000	600	119,400		120,000
Issuance of common stock for legal fees	400,000	400	79,600	-	80,000

Capitalized curriculum development costs	-	-	12,000	-	12,000

Net loss from inception to December 31, 2009	________-	______-	_________-	(680,672)	(680,672)

Balance at December 31, 2009	14,100,000	14,100	827,900	(680,672)	161,328

Issuance of common stock for cash	100,000	100	19,900	-	20,000

Issuance of common stock for capitalized curriculum development costs	550,000	550	109,450	-	110,000
Issuance of common stock for legal fees	600,000	600	119,400		120,000

Capitalized curriculum development costs	-	-	12,000	-	12,000
		64
Net loss for the year ended December 31, 2010	_______	_____	______	(129,236)	(129,236)
	15,350,000	15,350	$ 1,088,650	(809,908)	$ 294,092
Unaudited
Capitalized curriculum development costs			3,000		3,000
Net loss for the three months ended March 31, 2011				(4,296)	(4,296)
	_________	_______	________	______	________
Balance at March 31, 2011 (Unaudited)	15,350,000	$ 15,350	$ 1,091,650	$ (814,204)	$ 292,796

The accompanying notes are an integral part of these financial statements.

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2010	From inception (January 6, 2009) to December 31, 2009	From inception (January 6, 2009) to December 31, 2010

OPERATING ACTIVITIES
Net loss	$ (129,236)	$ (680,672)	$ (809,908)
Adjustments for noncash and non-operating items:
Depreciation and amortization	696	300	996
Issuance of common stock for consulting
services	-	600,000	600,000
Issuance of common stock for legal fees	_120,000	__80,000	___200,000

Net cash flows from operating activities	__(8,540)	____(372)	___(8,912)

INVESTING ACTIVITIES
Property and equipment	__(1,155)	__(3,000)	___(4,155)

FINANCING ACTIVITIES
Proceeds from officer loan payable	9,040	18,500	27,540
Repayments of officer loan payable	(22,800)	(3,100)	(25,900)
Issuance of common stock for cash	__20,000	__10,000	__30,000

Net cash flows from financing activities	___6,240	__25,400	__31,640

NET INCREASE (DECREASE) IN CASH	(3,455)	22,028	18,573

CASH BALANCE BEGINNING OF PERIOD	__22,028	_____-_	_______-

CASH BALANCE END OF PERIOD	$ 18,573	$ 22,028	$ 18,573

Supplemental Disclosures of Cash Flow Information:
Interest expense Paid in capital for asset purchase Income taxes	$ - $ 12,000 $ -	$ - $ 12,000 $ -	$ - $ 24,000 $ -

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC. (A Development Stage Enterprise) STATEMENTS OF CASH FLOWS Unaudited
	For the three Months ended March 31, 2011	For the three months ended March 31, 2010	From inception (January 6, 2009) to March 31, 2009	From inception (January 6, 2009) to March 31, 2011
Net loss	$ (4,296)	$ (121,956)	$ (680,000)	$ (814,204)
Adjustments for noncash and non-operating items:
Depreciation and amortization	150	150	-	1,146
Issuance of common stock for consulting services			600,000	600,000
Issuance of common stock for legal fees	________	120,000	_80,000	___200,000

Net cash flows from operating activities	(4,146)	(1,806)	-0-	___(13,058)

INVESTING ACTIVITIES
Property and equipment	-	-	-	___(4,155)

FINANCING ACTIVITIES
Proceeds from officer loan payable	902	1,692	20,000	28,442
Repayments of officer loan payable		(5,000)	(12,200)	(25,900)
Issuance of common stock for cash	________	20,000	10.000	__30,000

Net cash flows from financing activities	902	16,692	17,800	__32,542

NET INCREASE (DECREASE) IN CASH	(3,244)	14,886	17,800	15,329

CASH BALANCE BEGINNING OF PERIOD	___18,573	____22,028	_____-0-	_______-

CASH BALANCE END OF PERIOD	$ 15,329	$ 36,914	$ 17,800	$ 15,329

Supplemental Disclosures of Cash Flow Information:
Interest expense Paid in capital for asset purchase Income taxes	$ - $ 3,000 $ _	$ - $ 3,0000 $ _	$ - $ 3,000 $ -	$ - $ $ 27,000 $ -

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

Year Ended December 31, 2010, from Inception (January 6, 2009) through

December 31, 2009, and from Inception (January 6, 2009) through December 31, 2010 and for the three months ended March 31, 2011 (Unaudited)

1 - Summary of Significant Accounting Policies

Nature of Operations

The Virtual Learning Company, Inc. (“Virtual Learning”) was incorporated on January 6, 2009 as a Nevada corporation with 75,000,000 shares of capital stock authorized, of which 70,000,000 shares are common shares ($.001 par value), and 5,000,000 shares are preferred shares ($.001 par value).

Virtual Learning is a subscription-based, software-as-a-service (“SaaS”) provider of education products. Virtual Learning provides standards-based instruction, practice, assessments, and productivity tools that improve the performance of educators and students via proprietary web-based platforms on one of several websites on the World Wide Web with the following URLs www.mathisbasic.com, www.learningisbasic.com, and www.eschoolroom.com

Virtual Learning is also a producer and distributor of computer software and video educational materials on CD and DVD formatted disks that are available through various distributors and Virtual Learning’s websites either as a download or in boxed format.

Basis of Presentation/Going Concern

These financial statements have been prepared and are presented for purposes of registration with the Securities and Exchange Commission ("SEC"), and they present Virtual Learning’s financial position, results of operations, and cash flows in accordance with accounting principles generally accepted in the United States of America. These standards contemplate continuation of Virtual Learning as a going concern.

However, Virtual Learning has sustained substantial stock-based operating losses aggregating $800,000 and cash-based losses of $9,908 for the period from inception (January 6, 2009) through December 31, 2010 and additional cash-based losses of $14,204 for the period from inception (January 6, 2009) through March 31, 2011. This factor alone raises substantial doubt about Virtual Learning’s ability to continue as a going concern. Virtual Learning has also capitalized an aggregate of $274,000 and $277,000 of stock-based curriculum development costs as of December 31, 2010 and March 31, 2011 respectively. The recovery of these assets and continuation of future operations are dependent upon Virtual Learning’s ability to obtain additional debt or equity capital and its ability to generate revenues sufficient to continue pursuing its business purposes. Virtual Learning is actively pursuing financing to fund future operations.

To date, Virtual Learning’ cash-based operations have been funded by the issuance of 10,000,000 shares of common stock for $10,000 or $.001 per share to Thomas P. Monahan (President and majority shareholder) and the issuance of an additional 100,000 shares of common stock for an aggregate price of $20,000 or $.20 per share to an unrelated party.

In addition, Mr. Monahan loaned Virtual Learning cash of $16,000, charged Virtual Learning costs and expenses of $8,540 on a personal credit card, and contributed computer equipment at a stated value of $3,000. As of March 31, 2011, Mr. Monahan has charged Virtual Learning costs and expenses of an additional $902. As of December 31, 2010, $25,900 of these amounts have been repaid.

Virtual Learning is subject to a number of risks similar to those of other development stage enterprises. These risks include, but are not limited to, rapid technological change, dependence on key personnel, competing new product introductions and other activities of competitors, the successful development and marketing of its products, and the need to obtain adequate additional capital necessary to fund future operations.

Since its inception on January 6, 2009, Virtual Learning has devoted its efforts principally to creating initial computer software products, research and development, and the accumulation of content for additional titles, business development activities, and raising capital. As a result, Virtual Learning is considered a development stage enterprise as defined in accounting principles generally accepted in the United States of America. Virtual Learning’s accumulated deficit during the development stage (the period from inception (January 6, 2009) through December 31, 2010) and March 31, 2011 equals $809,908 and $814,204 respectively.

Virtual Learning's future capital requirements will depend upon many factors, including progress with marketing its technologies, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities, and other arrangements.

There is no assurance that Virtual Learning can reverse its operating losses, or that it can raise additional capital to allow it to continue its planned future operations. These factors raise substantial doubt about Virtual Learning's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary from an unfavorable resolution of this uncertainty.

Management expects that Virtual Learning will experience negative cash flows from operations and net losses for the foreseeable future or until Virtual Learning completes enough software and video educational titles to implement a successful marketing program. Management believes that a total of sixteen (16) titles representing courses in mathematics and science for grades K through 8 will be sufficient to generate sufficient revenue to bring Virtual Learning to a break-even-point. Management has completed five (5) computer software titles relating to the teaching of Basic English for foreign speaking individuals and eleven (11) titles relating to geometry and algebra for grades first through fifth grade.

Based upon current expectations, management believes that Virtual Learning's existing capital resources, plus the proceeds of a planned public offering of approximately $500,000 will be sufficient to meet Virtual Learning's operating expenses and capital requirements to create the minimum of 16 additional titles to achieving a goal of 36 titles at which point Virtual Learning expects to have been shipping commercial product and recognizing revenue for over twelve months and selling annual memberships to view courses on line.

In the event a public offering cannot be completed in a timely manner or under acceptable conditions, Virtual Learning believes that it can continue to run its operations by operating at minimal staffing and relying on the services of Thomas P. Monahan to provide the funds and skills required to continue operating and complete the design and computer programming of the required educational titles and enable Virtual Learning to complete its marketing plans.

If Virtual Learning does not complete the planned public offering, and if no other sources of additional capital are available, management anticipates that it would substantially reduce Virtual Learning's operating expenses to the minimum required to support the continued development of its technology. Mr. Monahan has agreed to provide the additional funds as needed to ensure the continuation of Virtual Learning and to provide the programming and technical skills needed to complete the planned software and video titles on CD and DVD formatted disks. There can be no assurance that Mr. Monahan will be able to complete the titles in a timely manner to take advantage of the void in the market place for this form of educational materials in these formats. There can be no assurance that Virtual Learning's negative cash flows will not necessitate ceasing operations entirely.

Property and Equipment

Property and equipment is presented at stated value upon contribution or at the cost of acquisition. Depreciation is provided using the straight-line method over an estimated useful life of five years. Repairs and maintenance is expensed as incurred, and renewals and betterments are capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

On an ongoing basis, Virtual Learning’s management evaluates its estimates, including those related to revenue recognition, the need for an allowance for uncollectible accounts receivable, fair value of investments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, deemed value of common stock for the purpose of determining stock-based compensation, and income taxes, among others. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Virtual Learning’s management (board of directors) determines the value assigned to shares of common stock in the absence of a public market for these shares.

Fair Value of Financial Instruments

The carrying amounts of Virtual Learning’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities, approximate fair value because of their short maturities.

Capitalized Curriculum Development Costs

Virtual Learning internally develops curriculum, which is primarily provided as web content and accessed via the Internet. Virtual Learning also creates textbooks and other offline materials.

Virtual Learning capitalizes curriculum development costs incurred during the application development stage in accordance with accounting principles generally accepted in the United States of America. These principles provide guidance for the treatment of costs associated with computer software development and defines those costs to be capitalized and those to be expensed. Costs that qualify for capitalization are external direct costs, payroll, and payroll-related expenses. Costs related to general and administrative functions are not capitalized and are expensed as incurred. Virtual Learning capitalizes curriculum development costs when the projects under development reach technological feasibility. Many of our new courses are leveraged off of proven delivery platforms and are primarily content, which has no technological hurdles. As a result, a significant portion of our courseware development costs qualify for capitalization due to the concentration of our development efforts on the content of the courseware.

Technological feasibility is established when we have completed all planning, designing, coding, and testing activities necessary to establish that a course can be produced to meet its design specifications. Capitalization ends when a course is available for general release to our customers, at which time amortization of the capitalized costs begins. The period of time over which these development costs will be amortized is generally five years. This is consistent with the capitalization period used by others in our industry and corresponds with our product development lifecycle.

Total capitalized curriculum development costs incurred were $122,000, $152,000 and $3,000 for the year ended December 31, 2010; from inception (January 6, 2009) through December 31, 2009 and March 31, 2011, respectively. These amounts are recorded in the accompanying balance sheets, net of amortization and impairment charges. Amortization and impairment charges are recorded in product development expenses on the accompanying statements of operations. Amortization expense for the year ended December 31, 2010, from inception (January 6, 2009) through December 31, 2009 and for the three months ended March 31, 2011 were none , none and none, respectively.

Cash and Cash Equivalents and Short-Term Investments

Virtual Learning invests its excess cash, if any, in money market funds and in highly liquid debt instruments of the U.S. government, its agencies and municipalities. All highly liquid investments with stated maturities of three months or less from date of purchase are classified as cash equivalents; all highly liquid investments with stated maturities of greater than three months are classified as short-term investments.

Offering Costs

Deferred offering costs incurred by Virtual Learning in connection with the proposed registration statement will be expensed as incurred

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied: there is persuasive evidence of an arrangement, the customer has access to full use of the product, the collection of the fees is reasonably assured, and the amount of the fees to be paid by the customer is fixed or determinable.

Revenue from customer subscriptions is recognized ratably over the subscription term beginning on the commencement date of each subscription. The average subscription term is twelve (12) months for our products, and all subscriptions are on a non-cancelable basis. When additional months are offered as a promotional incentive, those months are part of the subscription term. As part of their subscriptions, customers generally benefit from new features and functionality with each release at no additional cost.

Although our membership contracts are generally non-cancelable, customers have the right to cancel their contracts by providing prior written notice to us of their intent to cancel the remainder of the contract term. In the event a customer cancels its contract, they are not entitled to a refund for prior services we have provided to them.

Customer support is provided to customers following the sale at no additional charge and at a minimal cost per call.

Virtual Learning does not incur significant up-front costs related to providing its products and services and therefore does not defer any expenses.

Revenue from the sale of CD’s or DVD’s and other materials is recognized when shipped or available to the customer in a downloadable format.

Cost of Revenue

Cost of revenue includes the cost to host and make available Virtual Learning’s products and services to its customers. A significant portion of the cost of revenue includes salaries and related costs of engineering employees and contractors who maintain Virtual Learning’s servers and technical equipment and work on Virtual Learning’s web-based hosted platform. Other costs include facility costs for Virtual Learning’s web platform servers and routers, network monitoring costs, depreciation of network assets and amortization of the technical development intangible assets.

Operating Expenses

Operating expenses consists of sales and marketing, content development and general and administrative expense. Sales and marketing expense consists primarily of salaries, commissions and related costs for Virtual Learning’s inside and field sales teams, marketing, customer service, training, and account management. Sales and marketing also includes direct marketing costs, travel, and amortization of customer relationship intangible assets.

Content development expense consists primarily of salaries and related costs for employees who write the questions for Virtual Learning’s products and amortization of content intangible costs.

General and administrative expense consists primarily of salaries and related costs for executives, finance and accounting, human resources, customer relations and order management. General and administrative expense also includes professional services, rent, insurance, travel, depreciation, and other corporate expenses.

Net Income (Loss) Per Share

Per share data has been computed and presented pursuant to the provisions of accounting principles generally accepted in the United States of America. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Income Taxes

Virtual Learning accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in the provision for income tax in the statements of operations. Virtual Learning evaluates the probability of realizing the future benefits of its deferred tax assets and provides a valuation allowance when realization of the assets is not reasonably assured.

Virtual Learning recognizes in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

Recent Accounting Pronouncements

Effective January 1, 2009, Virtual Learning adopted SFAS No. 157, “Fair Value Measurements” (codified in “ASC 820”), for its non-financial assets and liabilities and for its financial assets and liabilities measured at fair value on a non-recurring basis. ASC 820 provides a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The adoption of ASC 820 for Virtual Learning’s non-financial assets and liabilities did not have a material impact on Virtual Learning’s financial statements, though it may in the future. In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” and FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (all codified in ASC 820). Virtual Learning adopted the FSPs as of January 2009, which did not have a material impact on Virtual Learning’s financial statements.

In May 2009, the FASB issued new standards for subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The new standards are effective for interim and annual reporting periods ending after June 15, 2009. Virtual Learning adopted the new standards during the third quarter of fiscal 2009 and, as the pronouncement only requires additional disclosures, the adoption did not have an impact on our financial position, results of operations or cash flows. Virtual Learning has evaluated subsequent events through the date of the report of Virtual Learning’s independent registered certified public accounting firm (LGG & Associates, PC) that these financial statements were issued.

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “Codification”) for financial statements issued for interim and annual periods ending after September 15, 2009, which was effective for us beginning in the fourth quarter of fiscal 2009. The Codification became the single authoritative source for GAAP. Accordingly, previous references to GAAP accounting standards are no longer used in Virtual Learning’s disclosures, including these Notes to the Financial Statements. The Codification does not affect our financial position, cash flows, or results of operations.

In September 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements. The new standard modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements to a customer at different times as part of a single revenue generating transaction. The new standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The new standard allows the use of companies’ estimated selling prices as the value for deliverable elements under certain circumstances and to eliminate the use of the residual method for allocation of deliverable elements. The new standard also expands the disclosure requirements for multiple deliverable revenue arrangements. The new standard will be effective for fiscal years beginning on or after June 15, 2010, with earlier adoption permitted. Virtual Learning does not expect the adoption of this new standard will have a material impact on its financial position, results of operations, and cash flows.

In September 2009, the FASB also issued ASU No. 2009 — 14 — Software (Topic 985) — Certain Revenue Arrangements That Include Software Elements. This standard removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance. The new standard will be effective for fiscal years beginning on or after June 15, 2010, with earlier adoption permitted. Virtual Learning does not expect the adoption of this new standard will have a material impact on its financial position, results of operations, and cash flows.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010 — 06 — Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This standard amends the disclosure guidance with respect to fair value measurements for both interim and annual reporting periods. Specifically, this standard requires new disclosures for significant transfers of assets or liabilities between Level 1 and Level 2 in the fair value hierarchy; separate disclosures for purchases, sales, issuances and settlements of Level 3 fair value items on a gross, rather than net basis; and more robust disclosure of the valuation techniques and inputs used to measure Level 2 and Level 3 assets and liabilities. Virtual Learning does not expect the adoption of this new standard will have a material impact on its financial position, results of operations, and cash flows.

In December 2010, the FASB issued ASU 2010-29 which will change the disclosures of supplementary pro forma information for business combinations. The new standard clarifies that if a public entity completes a business combination and presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures under ASC topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective for any business combination we complete on or after January 1, 2011. The revised disclosure requirements will not affect the Virtual Learning’s financial position, results of operations, or cash flows.

2 - Property and Equipment

Property and equipment is summarized as follows:

Estimated

Useful Lives March 31, December 31, December 31,

Years 2011 2010 2009

------------ --------- ------- --------

Office equipment 5 - 10 $ 4,155 $ 4,155 $3,000

Less: Accumulated depreciation 1,146 996 300

-------- ------- ------

$ 3,009 $ 3,159 $ 2,700

========= ======= ======

Depreciation expense for the year ended December 31, 2010 and from inception (January 6, 2009) through December 31, 2009 and for the three months ended March 31, 2011was $300, $696 and $150, respectively

3 - Related Party Transactions

On January 6, 2009, Virtual Learning issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas P. Monahan, President, in consideration for cash of $10,000.

As of December 31, 2009 and 2010 and March 31, 2011, Thomas P. Monahan had advanced Virtual Learning net interest free loans aggregating $15,400, $1,640 and $2,542 respectively.

Virtual Learning occupies office space rent free on a month to month basis at 60 Knolls Crescent, Apartment 9M, Bronx, New York 10463.

Virtual Learning has accumulated capitalized software development costs at December 31, 2009 and 2010 aggregating $12,000 and $12,000 and contributed these amounts to Virtual Learning as additional paid-in capital. These costs represent the fair market value of time contributed to Virtual Learning by Thomas Monahan, President.

4 - Employment Contracts

Virtual Learning is currently negotiating with Thomas P. Monahan to establish an employment contract. The terms of an employment agreement have not been determined.

5 - Deferred Income Taxes

For the year ended December 31, 2010, and for the period from inception (January 6, 2009) through December 31, 2009 and for the three months ended March 31, 2011, Virtual Learning incurred net operating losses for income tax reporting purposes of $9,236, $672 and 4,296, respectively. These net operating losses expire in various years through December 31, 2022. The significant components of Virtual Learning's deferred tax asset as of December 31, 2010 and 2009 and March 31, 2011 are as follows:

The components of the net deferred tax assets and liabilities are as follows:

	March 31, 2011	December 31,
		2010	2009
Deferred tax assets:
Net operating loss carry forward	$4,296	$ 9, 236	$ 672
Stock-based compensation	____-	__120,000	_680,000
Total deferred tax assets before valuation allowance	4,296	129,236	680,672
Valuation allowance	(4,296)	_ (129,236)	(680,682)
Total deferred tax assets	$ -	$ -	$ -

Deferred tax liabilities	$ -	$ -	$ -

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax asset will not be realized. At December 31, 2010 and 2009 and March 31, 2011, a valuation allowance for the full amount of the net deferred tax asset was recorded.

The Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). This Interpretation clarifies accounting for uncertainty in income taxes recognized in an enterprise's financial statements. FIN 48 establishes guidelines for recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company has not made any adjustments, and there is no impact, as a result of the adoption of this interpretation. The company reports interest and penalties associated with its tax positions, if any, as interest expense.

6 - Commitments and contingencies

In March 2009, Virtual Learning entered into certain agreements for curriculum development costs with three individuals for services in video production and the design of high school and college level math courses. The agreements call for the payment of 5% royalties each on net revenues up to $1,000,000 and 5% royalty on net revenues beyond $1,000,001 on projects in which they directly participated and have made material contributions in consideration for 200,000 shares of stock each valued at $40,000 or $0.20 per share.

In May 2010, the agreement with one individual was rescinded for non-performance. The stock certificate for 200,000 shares was returned to Virtual Learning and canceled. In addition, the parties signed mutual releases. The Statement of Stockholders’ Equity has been prepared to reflect these shares as never have been issued.

In May 2010, the agreement with another individual was superseded by an updated agreement under similar terms and conditions.

7 - Common Stock Issuances

On February 17, 2009, Virtual Learning issued an aggregate of 10,000,000 shares of common stock at par value ($.001 per share) to Thomas P. Monahan, President, in exchange for cash of $10,000.

On March 31, 2009, Virtual Learning issued an aggregate of 700,000 shares of common stock to four individuals for an aggregate consideration of $140,000 for curriculum development costs or $.20 per share.

On March 31, 2009, Virtual Learning issued an aggregate of 3,000,000 shares of common stock to Dr. John Swint for an aggregate consideration of $600,000 in consulting and professional fees or $.20 per share.

On March 31, 2009, Virtual Learning issued an aggregate of 400,000 shares of common stock to Mr. Roger Fidler for an aggregate consideration of $80,000 in legal fees or $.20 per share.

In March 2010, Virtual Learning issued 100,000 shares of common stock for a cash price of $20,000 at $.20 per share to one individual.

In June 2010, Mr. Roger Fidler received an additional 600,000 shares of common stock in consideration for legal fees aggregating $120,000 or $.20 per share.

In June 2010, Virtual Learning issued an aggregate of 550,000 shares of common stock to several individuals for an aggregate consideration of $110,000 for curriculum development costs or $.20 per share.

Virtual Learning’s management (board of directors) determines the value assigned to shares of common stock issued in non-cash transactions in the absence of a public market for these shares.

8 – Subsequent Events

Subsequent to the date of the financial statements, an agreement with one individual was rescinded for non-performance.  The stock certificate for 200,000 shares was returned to Virtual Learning and canceled.

SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for _____________ shares of the common stock of The Viurtual Learning Company, Inc. at a price of $0.50 per share. The undersigned acknowledges receipt of the Prospectus of The Virtual Learning Company, Inc. of which this Subscription Agreement is part.

Please return this Subscription Agreement, signed below, together with a check payable to The Virtual Learning Company, Inc. addressed to The Virtual Learning Company, Inc., 60 Knolls Crescent, Suite 9M, Bronx, NY 10463.

________________________________

_____________________________________

Subscriber’s Signature

Co-Subscriber’s Signature

Print Name:

Print Name:

_________________________________

_____________________________________

_________________________________

_____________________________________

Subscriber’s Address

Co-Subscriber’s Address

_________________________________

_____________________________________

Subscriber’s Social Security Number

Co-Subscriber’s Social Security Number

Type of Ownership (Check One):

_______

Individual

_______

Joint

_______

Corporate: State Name of Corporation or other business entity: _________________________

_______ Trust: State Name of Trust: ______________________________________________________

_______ Other (Specify): _______________________________________________________________

Date: Date:

The Virtual Learning Company, Inc.

1,000,000 Shares

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until _________, 2011 all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

___________________________, 2011

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange
Commission registration fee	$116.10
Legal fees and expenses (1)	$7,883.90
Accounting fees and expenses	$10,000.00
Miscellaneous (1)	$2,000.00
Total (1)	$20,000.00

(1) Estimated.

Item 14. Indemnification of Directors, Officers, Employees, and Agents.

The Registrant's By-laws limits the liability of the Registrant's directors to the maximum extent permitted by Nevada law. Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Nevada General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Nevada law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 15. Recent Sales of Unregistered Securities.

All recent sales of securities were of common stock, made without an underwriter. No commissions were paid with respect to any of the recent sales of unregistered securities and all were made pursuant to the exemption provided in Section 4(2) of the Securities Act of 1933.

On February 17, 2009, Virtual Learning issued an aggregate of 10,000,000 shares of common stock at par value ($.001 per share) to Thomas P. Monahan, President, in exchange for cash of $10,000.

On March 31, 2009, Virtual Learning issued an aggregate of 700,000 shares of common stock to four individuals for an aggregate consideration of $140,000 for curriculum development costs or $.20 per share.

On March 31, 2009, Virtual Learning issued an aggregate of 3,000,000 shares of common stock to Dr. John Swint for an aggregate consideration of $600,000 in consulting and professional fees or $.20 per share.

On March 31, 2009, Virtual Learning issued an aggregate of 400,000 shares of common stock to Mr. Roger Fidler for an aggregate consideration of $80,000 in legal fees or $.20 per share.

In March 2010, Virtual Learning issued 100,000 shares of common stock for a cash price of $20,000 at $.20 per share to one individual.

In June 2010, Mr. Roger Fidler received an additional 600,000 shares of common stock in consideration for legal fees aggregating $120,000 or $.20 per share.

In June 2010, Virtual Learning issued an aggregate of 550,000 shares of common stock to several individuals for an aggregate consideration of $110,000 for curriculum development costs or $.20 per share.

Virtual Learning’s management (board of directors) determines the value assigned to shares of common stock issued in non-cash transactions in the absence of a public market for these shares.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit

3.1 (1)	Certificate of Incorporation of The Virtual Learning Company, Inc.

3.2 (1)	By-laws of The Virtual Learning Company, Inc.

4.1 (1)

Sample Stock Certificate

5.1 (1)	Opinion of Roger L. Fidler, Esq.

10.1 (1)

Intellectual Property Purchase Agreement

10.2 (1)

Consulting Agreement with William Kazmierczach

23.1 (1)*	Consent of , Independent Auditor

23.2 (1)	Consent of Roger L. Fidler, Esq. (included in Exhibit 5.1)

-----------------

*Filed herewith. All other exhibits were previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or, on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of New York, State of New York, on August 9, 2011 .

The Virtual Learning Company, Inc.

By:  /s/ Thomas P. Monahan

Thomas P. Monahan

Chief Executive Officer, Chief Financial Officer, President, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By:  /s/ Thomas P. Monahan

Thomas P. Monahan

Principal Accounting Officer and Director

August 9, 2011

Dealer Prospectus Delivery Obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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